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                                                                   Exhibit 10.16










                                COMMERCIAL LEASE






                              COLORADO TECH CENTER
                              1722 BOXELDER STREET
                              LOUISVILLE, COLORADO






                         LANDLORD: THE MILLS FAMILY, LLC



                           TENANT: McDATA Corporation











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                                Table of Contents


TABLE OF CONTENTS..............................................................

1.    CERTAIN LEASE PROVISIONS.................................................

2.    PREMISES.................................................................
      2.1    Definition........................................................
      2.2    Public Areas......................................................

3.    TERM.....................................................................
      3.1    Term..............................................................
      3.2    Delay in Commencement.............................................
      3.3    Early Possession..................................................
      3.4    Delivery of Possession............................................
      3.5    Holding Over......................................................

4.    RENT.....................................................................
      4.1    Base Rent.........................................................
      4.2    Additional Rent...................................................
      4.3    Parking and Storage...............................................
      4.4    Acceptance of Rental Payments.....................................

5.    ESCALATIONS OF RENT......................................................
      5.1    Determination.....................................................
      5.2    Operating Expenses ...............................................

6.    SHARED EXPENSES..........................................................
      6.1    Determination.....................................................
      6.2    Escalations.......................................................
      6.3    Statements .......................................................

7.    SECURITY DEPOSIT ........................................................

8.    USE......................................................................
      8.1    Use...............................................................
      8.2    Compliance with Law...............................................
      8.3    Waste and Nuisance................................................
      8.4    Conditions of Premises............................................
      8.5    Insurance Cancellation............................................
      8.6    Landlord's Rules and Regulations..................................

9.    LANDLORD'S SERVICES .....................................................
      9.1    Basic Services ...................................................
      9.2    Initial Construction .............................................
      9.3    Interruption of Service...........................................

10.   MAINTENANCE, REPAIRS AND ALTERATIONS.....................................
      10.1   Landlord's Obligations............................................
      10.2   Tenant's Obligations..............................................
      10.3   Surrender.........................................................
      10.4   Alterations and Additions.........................................



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11.   TENANT'S USE OF PUBLIC AREAS ............................................

12.   TAXES AND TELEPHONE......................................................
      12.1   Personal Property Taxes ..........................................
      12.2   Evidence of Payment ..............................................
      12.3   Telephone and Communication Systems ..............................

13.   INSURANCE AND INDEMNITY..................................................
      13.1   Liability Insurance...............................................
      13.2   Property Insurance................................................
      13.3   Insurance Policies................................................
      13.4   Waiver of Subrogation.............................................
      13.5   Hold Harmless.....................................................
      13.6   Exemption of Landlord from Liability..............................

14.   DAMAGE OR DESTRUCTION....................................................
      14.1   Option to Terminate Lease.........................................
      14.2   Obligation to Repair or Restore...................................
      14.3   Fault of Tenant ..................................................
      14.4   Obligations of Tenant.............................................
      14.5   Termination by Tenant.............................................

15.   CONDEMNATION.............................................................

16.   ASSIGNMENT AND SUBLETTING................................................
      16.1   Landlord's Consent Required ......................................
      16.2   No Release of Tenant .............................................
      16.3   Attorneys Fees and Administrative Fees ...........................
      16.4   Right to Collect Rent ............................................

17.   DEFAULTS; REMEDIES.......................................................
      17.1   Defaults..........................................................
      17.2   Remedies in Default...............................................
      17.3   Default by Landlord...............................................
      17.4   Late Changes......................................................

18.   RIGHTS OF MORTGAGEES.....................................................
      18.1   Subordination.....................................................
      18.2   Mortgagee's Consent to Amendments.................................
      18.3   Mortgagee's Right to Cure.........................................

19.   NOTICES..................................................................

20.   RELOCATION...............................................................

21.   QUIET POSSESSION.........................................................

22.   RENEWAL OPTIONS..........................................................

23.   LANDLORD'S LIEN..........................................................

24.   HAZARDOUS MATERIALS......................................................


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25.   GENERAL PROVISIONS.......................................................
      25.1   Estoppel Certificate..............................................
      25.2   Landlord's Interests and Liability................................
      25.3   Severability......................................................
      25.4   Interest on Past Due Obligations; Certified Funds.................
      25.5   Time of the Essence...............................................
      25.6   Captions..........................................................
      25.7   Entire Agreement..................................................
      25.8   Waivers...........................................................
      25.9   Recording.........................................................
      25.10  Determinations by Landlord........................................
      25.11  Cumulative Remedies...............................................
      25.12  Covenants and Conditions..........................................
      25.13  Binding Effect; Choice of Law; Personal Jurisdiction..............
      25.14  Attorneys Fees....................................................
      25.15  Landlord's Access.................................................
      25.16  Auctions..........................................................
      25.17  Merger............................................................
      25.18  Corporate Authority...............................................
      25.19  Signs.............................................................
      25.20  Brokers...........................................................
      25.21  Guarantor.........................................................
      25.22  Governing Law.....................................................
      25.23  Joint and Several Liability.......................................
      25.24  No Joint Venture..................................................
      25.25  Additional Transaction Specific Terms.............................

EXHIBITS
      Exhibit A   Legal Description
      Exhibit B   Premises Site Plan
      Exhibit C   Guaranty of Lease
      Exhibit D   Dock Modifications
      Exhibit E   Core and Self Specifications
      Exhibit F   Estimated Operating Expense Budget 2000




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                                COMMERCIAL LEASE


         This Lease, dated for reference purposes only November 2, 1999, is made by and between The Mills Family, LLC ("Landlord"), and McDATA Corporation, ("Tenant").

1.       CERTAIN PROVISIONS

         The description and amounts set forth below are qualified by their usage elsewhere in this Lease, including those Sections referred to in parentheses following such descriptions;

1.1      Tenant's address and telephone number. (Section 19):

              Tenant Name:     McDATA Corporation, a Delaware Corporation
                               registered to do business in Colorado,
                               Doing Business As (DBA):

              McDATA Corporation
              Address: 310 Interlocken Parkway Broomfield, CO 80021
              Telephone: (303) 460-9200

1.2      Premises. (Section 2.1):
         Building Name:        McDATA Building
                               Address: 1722 Boxelder Street,
                               Louisville, CO

1.3      Leased Area. (Section 2. 1): 91,497 sq. ft.

1.4      Total Building Area. (Section 2.1): 91,497 Gross sq. ft.

1.5      Tenant's Pro-Rata Share of Building Area. (Section 2.1): 100%

1.6      Lease Term. (Section 3.1): 36 months (3) years

1.7 Commencement Date. (Section 3.1 and 3.2): Fifteen days after Tenant is notified of Delivery of Possession (based on issuance of temporary certificate of occupancy), estimated to be February 15, 2000 (It being understood that Tenant receives 15 days of free rent from the date of notification of Delivery of Possession)

1.8 Expiration Date. (Section 3.1, 3.2): February 14, 2003. With 2 one year options to extend beyond February 14, 2003

1.9      Base Rent for Lease Term. (Section 4. 1): Total $2,999,271.66

1.10     Base Rent, Monthly Installments. (Sections 4.1, 5.2):
         $80,059.88/month (Year 1)

1.11     (a) Address of Landlord for rent payments (Sections 4.1, 4.2):
                  The Mills Family Limited Liability Company
                  PMB 234,4800 Baseline Road, E-104, Boulder, CO 80303

         (b) Address of Landlord for notices.  (Sections 6.3, 19):
                  The Mills Family Limited Liability Company
                  PMB 234,4800 Baseline Road, E-104, Boulder, CO 80303
                        with copy to: J. Marcus Painter, Caplan & Earnest LLC 2595 Canyon Boulevard, Suite 400, Boulder, CO 80302-6737


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         (c) Address of Tenant for notices (Section 6.3, 19):
                  McDATA Corporation, Dee Perry CFO
                  310 Interlocken Parkway, Broomfield, CO 80021
                        with copy to: EMC Corporation, General Counsel 35 Parkwood Drive, Hopkinton, MA 01748-1659 with copy to: McBride and Company, LLC
                        Attn: Alice McBride, 3801 E. Florida, Suite 206,
                              Denver, CO 80210

1.12    Base Rent Escalator. (Section 5.2):         Four Percent (4%) per Year

1.13    Base Rent By Year. (Section 5.2):           Year One $10.50/sq. ft.
                                                    Year Two $10.92/sq. ft.
                                                    Year Three $11.36/sq. ft.

1.14 Landlord's Share of Operating Expenses. During construction warranty period, Landlord will be responsible for those items covered by the building contractor's warranty.

1.15 Landlord's Share of Real Estate Taxes: None, except Landlord shall be responsible for all such taxes based on the period prior to commencement of lease.

1.16 Security Deposit. (Section 7): None; provided however, first full month's rent of $80,059.88 and estimated first full month's operating expenses of $11,360.88 shall be due upon lease signing.

1.17 Use. (Section 8. 1): Assembly, testing and distribution of product together with research and development and associated administrative uses and general office use.

1.18 Brokers. (Section 25.20): Listing Broker: Colorado Group, Inc., 3434 47th Street, Suite 220, Boulder, CO 80301; Cooperating Broker: McBride and Company, LLC, 3801 East Florida Avenue, Suite 206, Denver, CO 80210

1.19 Addendum(s). (Sections 3.2, 4.3, 9.2): The following addendum(s) are attached to this Lease: (1) Commencement Date and Expiration Date Addendum, (2) Recorded Covenants, (3) Work Letter Addendum (4) Additional Tenant Improvement Allowance

This Lease consists of 25 articles on 30 pages, plus Exhibits A, B, C, D, E, and F, and 4 Addendum(s).

LANDLORD:                                          TENANT:
The Mills Family Limited Liability Company         McDATA Corporation


BY: ______________________________________         BY: _________________________

DATE: ____________________________________         DATE: _______________________

2.       PREMISES

         2.1 DEFINITIONS. Landlord hereby leases to Tenant and Tenant leases from Landlord for the term, at the rental, and upon all of the conditions set forth herein, that certain real property known by the address specified in
Section 1.2 hereof, consisting of the approximate amount of rentable square feet specified in Section 1.3 hereof, and which is referred to herein as the Premises. The Premises are located in a building presently consisting of the total number of rentable square feet specified in Section 1.4 hereof, which building, the real property on which it is situated (the legal description of which is attached hereto as Exhibit A), and any parking facilities or structures appurtenant thereto are hereinafter collectively referred to as the "Building." The Premises are depicted in Exhibit B attached hereto and incorporated herein by this reference, but the depiction of possible uses, tenants or locations on Exhibit B shall not be construed to be a warranty or representation by Landlord that any such uses, tenants or locations presently exist or will continue to exist. Tenant's share of the total amount of square feet of the Building is equal to the pro-rata share specified in Section 1.5 hereof, and said percentage shall hereinafter be referred to as the Tenant's "Pro-Rata Share."

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         2.2      PUBLIC AREAS. As long as this Lease remains in effect and
Tenant is not in default hereunder, Tenant shall have the nonexclusive right, to use the public areas of the Building, if any.

3.       TERM

         3.1      TERM. The term of this Lease shall be the term specified in
Section 1.6 hereof, commencing on the Commencement Date specified in Section 1.7 hereof and ending on the Expiration Date specified in Section 1.8 hereof unless sooner terminated pursuant to any provision of this Lease.

         3.2 DELAY IN COMMENCEMENT. Notwithstanding said Commencement Date, if for any reason Landlord cannot deliver possession of the Premises to Tenant on said date, Landlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease or the obligations of Tenant hereunder. However, in such case Tenant shall not be obligated to pay rent until possession of the Premises is tendered to Tenant, which date shall be the new Commencement Date, and the Expiration Date shall be thirty-six (36) months after the new Commencement Date. In the event the Tenant is not notified of Delivery of Possession on or before February 15, 2000, the Commencement Date shall be delayed to April 1, 2000, provided the Landlord has a temporary Certificate of Occupancy and further provided that the Landlord has notified the Tenant of Delivery of Possession. Notwithstanding the foregoing, if the Tenant is informed of Delivery of Possession after February 15, 2000 and on or before March 15, 2000, while the Commencement Date shall be delayed to April 1, 2000, the Tenant shall not be entitled to the fifteen (15) days of free rent as provided by
Section 1.7. In the event the Tenant is notified of Delivery of Possession after March 15, 2000 and before April 1, 2000, while the Commencement Date shall be fifteen (15) days after Tenant is notified of Delivery of Possession, the Tenant shall be entitled to free rent, not to exceed fifteen (15) days, for the number of days from March 16, 2000 to the date the Tenant is notified of Delivery of Possession. Upon Landlord's request, the parties agree to execute in writing an Addendum to certify the Commencement Date and Expiration Date hereof, but this Lease shall not be affected in any manner if either party fails or refuses to execute such Addendum. In the event Landlord fails to deliver possession by May 1, 2000, Tenant may terminate this Lease and all further obligations of the parties to one another hereunder shall be void, and Tenant shall be entitled to a refund of all costs incurred and paid by the Tenant for Tenant Finish in excess of costs paid by the Landlord under the Tenant Finish Allowance; provided, however, so long as Landlord has proceeded in good faith and with due diligence to prosecute completion of all work reasonably necessary for occupancy by Tenant, such May 1, 2000 date shall be extended a reasonable period of time due to: labor or material shortages, labor disputes, fire, weather, unusual delays in transportation, unavoidable casualties, any act or negligence of Tenant, any delay in provision of requisite plans or documents from Tenant, any changes ordered by Tenant, or any other causes beyond the reasonable control of Landlord.

         Tenant agrees to supply all Space Plans and Tenant Finish Specifications where directed by Tenant to Landlord and Landlord's contractor by November 1, 1999. In the event the Space Plans and Specifications are not submitted by such date, then rent shall begin to accrue hereunder not later than April 1, 2000.

         It is the intent hereof that both Landlord and Tenant proceed diligently and without unreasonable delay to complete construction of the Property and to prepare it for occupancy at the earliest reasonable time.

         3.3 EARLY POSSESSION. In the event that Landlord shall permit Tenant to occupy the Premises prior to the Commencement Date, for the purposes of completing alterations to the Premises, such occupancy shall be subject to all of the provisions of this Lease except Tenant shall not be obligated to pay rental or any other charges incurred under this Lease. However, if Tenant commences business operations in any part of the Leased Premises prior to the scheduled Commencement of the Lease Term, the Lease Term shall Commence 15 days after commencement of business operations. Said early possession shall not advance the Expiration Date of this Lease.

         3.4 DELIVERY OF POSSESSION. Tenant shall be deemed to have taken possession of the Premises when the earliest of any of the following occur: (a) fifteen (15) calendar days after Landlord or Landlord's agent, architect or contractor notifies Tenant that the Premises are ready for occupancy (pursuant to the issuance of a Temporary Certificate of Occupancy or the equivalent thereof); or (b) fifteen (15) days after Tenant commences business operations. Except as set forth in Section 3.2, if Tenant is notified pursuant to Section 3.4, Tenant agrees to occupy the Premises within thirty (30) days thereafter. Tenant agrees that, upon the request of Landlord, Tenant will execute a document certifying the date on which Tenant took possession of the Premises.

         3.5 HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term or any approved extensions hereof, such occupancy shall be a tenancy from month to month at a monthly rental equal to 125% of the Additional Rent payable hereunder. The foregoing provisions of this Section 3.5 shall neither be construed to give the Tenant any right to remain in possession of the Premises or any part thereof after the expiration of the term hereof nor to waive any of the Landlord's rights under this Lease to collect any damages to which it may be entitled, whether direct or consequential.

4.       RENT

         4.1 BASE RENT. The Base Rent for the Premises for the entire term of this Lease shall be as specified in Section 1.9, subject to adjustment pursuant to the application of Section 3.2 relative to postponement of the installments specified in Section 1.10, in advance, on the first day of each month of the term hereof. Tenant shall pay Landlord upon the execution of this Lease the sum specified in Section 1.10 as the installment of Base Rent for the first full calendar month of the term of the Lease. Provided, however, that if the Commencement Date does not occur on the first day of a month, the aforesaid payment shall be for the initial thirty days of the Lease and the next monthly installment of Base Rent shall be due on the first day of the first full calendar month of the term but shall be prorated to cover only those days of said calendar month not previously paid by the Tenant by its initial payment. Base Rent for any period during the term hereof which is less than one calendar month shall be a pro rata portion of the monthly installment based upon the actual number of days the Lease is in effect during said calendar month. All rents shall be payable in lawful money of the United States of America without notice and without any deductions, offset or abatement, and shall be payable to Landlord at the address stated in Section 1.11(a) or to such other person or at such other places as Landlord may designate in writing. The payment of Base Rent hereunder shall be an independent covenant.

         4.2 ADDITIONAL RENT. Both Tenant and Landlord expressly understand and agree that all other sums, excepting Base Rent as described in Sections 4.1 and 5, which may from time to time become due under this Lease shall be deemed Additional Rent. Additional Rent shall include, but not be limited to, late charges, interest, Shared Expenses as described in Section 6, attorneys' fees, security deposits and any cash bonds which may by circumstance be required to be posted hereunder. Both Tenant and Landlord expressly understand and agree that all monies paid by Tenant hereunder shall be first credited to Additional Rent (and allocated among different items of Additional Rent as Landlord may determine), and only then to Base Rent. All payments of Additional Rent shall be in lawful money of the United States of America, shall be paid without notice and without any deductions, offsets or abatement, and shall be payable to Landlord at the address stated in Section 1.11(a) (except for Additional Rent either paid directly by the Tenant pursuant to Section 25.25(g)), or to such other persons or at such other places as Landlord may designate in writing. The obligation to make payments of Additional Rent hereunder shall be an independent covenant.

         4.3 PARKING AND STORAGE. Tenant shall have full use of the parking areas for the Property at no additional cost to Tenant. Storage Space on or about the Property shall be subject to City of Louisville ordinances and any restrictions set forth in the recorded covenants for the Colorado Technology Center or any Rules and Regulations adopted by Landlord.

         4.4 ACCEPTANCE OF RENTAL PAYMENTS. No acceptance by Landlord of a lesser sum than the Base Rent and/or Additional Rent then due shall be deemed to be other than on account of the earliest amount of such rental due (unless Landlord elects otherwise), nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction or compromise and settlement, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payments due or to pursue any other remedy as provided in this Lease.

5.       ESCALATIONS OF RENT.

         5.1 DETERMINATION. The monthly obligations for rental payments described in Sections 4.1 shall be increased annually in accordance with the provisions of Section 5.2 below.

         5.2 ANNUAL ESCALATOR. On each anniversary date of the Lease, beginning on the first anniversary date after the Commencement Date, the Base Rent shall be increased by four percent (4%) over the previous year's base rent. Accordingly rent for the initial three (3) year term of the Lease shall be as follows:

                 Year One         $10.50 per square foot
                 Year Two         $10.92 per square foot
                 Year Three       $11.36 per square foot

6.       SHARED EXPENSES

         6.1 DETERMINATION. The monthly obligations for Additional Rent as described in Section 4.2 shall be annually adjusted in accordance with the provisions of Section 6.2 below.

         6.2      OPERATING EXPENSES.

         (a) The term "Operating Expense" means the total amounts paid or payable, whether by the Landlord or otherwise on behalf of the Landlord, in connection with the management, maintenance, repair and operation of the Building, other than (i) the roof; (ii) structural elements of the building;
(iii) the capital replacement and maintenance of exterior water, sewer, fire connection and utility connection lines up to the point of penetration of the exterior of the building structure, including fiber conduit (but not fiber cabling); and those expenses described in Section 6.2(b). Operating Expense shall include, without limiting the generality of the foregoing, to the extent not paid directly by Tenant, the aggregate of the amount paid for heating, air conditioning, and providing electricity and water and sewer to the Building, the amount paid to any persons or entities for all labor and/or wages (including the cost to Landlord of workmen's compensation and disability insurance, payroll taxes, welfare and fringe benefits), for services rendered, and materials provided to the Building; fees for management, inspection and consulting services pertaining to the Building; and the amount paid for premiums for all insurance procured by Landlord to insure the Building as may be required or permitted under this Lease (including, without limitation, loss of rents insurance, and if there is a mortgage or deed of trust on the Building, such insurance as may be required by the holder of such mortgage or deed of trust). Notwithstanding the foregoing, Operating Expenses shall not include the costs of special services rendered to tenants (including Tenant) for which a special or separate charge is made, any costs of preparation of space for new tenants in the Building, any costs borne directly by Tenant under this Lease, leasing commissions, depreciation or interest payments, or debt service payments made to a mortgagee and Landlord's Income Tax. Landlord and Tenant agree to coordinate their insurance coverage in order to minimize, to the extent reasonably possible, the same perils being insured by both the Tenant's and the Landlord's insurance carriers.

         (b) Real Estate Taxes shall include general and special taxes, assessments, duties and levies, charged and levied upon or assessed against the Building and/or any improvement situated on the real property on which the Building stands, any leasehold improvement, fixtures, installations, additions and equipment used in the maintenance or operation of the Building, whether owned by Landlord or Tenant, not paid directly by the Tenant. Further, if at any time during the term of this Lease, the method of taxation of real estate prevailing at the time of execution hereof shall be or has been altered so as to cause the whole or any part of the taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Landlord, wholly or partially, as a capital levy or otherwise, or on, or measured by the rents received from the Building, then such new or altered taxes attributable to the Premises shall be deemed to be included within the term "Real Estate Taxes" for purposes of this paragraph. The reference to "Building" in this subparagraph shall include improvements on the real property on which the Building stands.

         (c) Commencing on the first day of the first January after the Commencement Date, and continuing thereafter during the term of this Lease, Tenant shall pay to Landlord monthly in advance on the first day of each month, without notice or demand and without any deduction, offset or abatement, in lawful money of the United States of America, 1/12 of the amount of the Tenant's Pro-Rata Share of the Shared Expenses as estimated by Landlord to be incurred for the calendar year in which the monthly payments are to be made. If the Expiration Date is not December 31, the monthly payments owning hereunder during the last partial calendar year of the Lease shall be appropriately adjusted. For the period from the Commencement Date to December 31 in the same calendar year, Tenant shall not pay estimated Shared Expenses but shall be obliged for its actual Pro-Rata Share of Shared Expenses for said period upon receipt of Landlord's Statement described below. The term "Shared Expenses" shall mean the amount by which Operating Expenses and Real Estate Taxes incurred in any period exceed the amount of Landlord's obligation for the same as specified in Section
1.14 and 1.15. Tenant's Pro-Rata Share of the Shared Expenses shall not include those items of Additional Rent which are paid directly by the Tenant Pursuant to
Section 25.25(g) of this Lease.

         (d) In each calendar year after the year in which Commencement Date occurs, Landlord shall send to Tenant a Landlord's Statement which shall set forth the actual amount of Shared Expenses, with the exception of those States in which real estate taxes are billed on other than a calendar year basis, in that event Landlord's statement of Real Estate Taxes will be based on the Real Estate Tax Fiscal Year and sent within a reasonable time after receipt of Real Estate Tax Statements, and Tenant's Pro-Rata Share thereof for the preceding calendar year or portion thereof and the estimated amount of Shared Expenses and Tenant's Pro-Rata Share thereof for the calendar year in which the Landlord's Statement is given. Landlord's failure to render a Landlord's Statement with respect to any period shall not eliminate or reduce Tenant's obligation to pay Shared Expenses and shall not prejudice Landlord's right to render a Landlord's Statement with respect to any previous or subsequent period. The obligations of Tenant under the provisions of this paragraph with respect to any increase in rent shall survive the expiration or any sooner termination of the term of the Lease. Within thirty (30) days next following the notification by Landlord of the contents of its Landlord's Statement, Tenant shall pay to Landlord the entire amount of Tenants Pro-Rata Share of actual Shared Expenses for the prior period covered by the Landlord's Statement less the amount of Shared Expenses actually paid by Tenant for said period, plus Tenant shall also then pay to Landlord such amount as is necessary to assure that, through the calendar month in which Landlord's Statement is given, the Tenant has paid to Landlord the full amount of estimated Shared Expenses for the calendar year in which Landlord's Statement is given as if the Landlord's Statement were given on January 1 of said calendar year. For each month following for the remainder of said calendar year, Tenant shall pay the monthly estimated Shared Expenses set forth in Landlord's Statement. In the event that the estimated payments made by the Tenant in the calendar year preceding the date on which the Tenant is given notice of the Landlord's Statement exceed the Tenant's Pro-Rata Share of actual Shared Expenses for such calendar year, then should the Tenant not be otherwise in default hereunder, the amount of such excess shall be applied by the Landlord to the next succeeding installments of monthly estimated payments of Shared Expenses if such application can be made within ninety (90) days. If such application cannot be completed within ninety (90) days, the balance shall be refunded to Tenant.

         6.3 STATEMENTS. Nothing in this Lease shall be construed to require Landlord to render the statements described in Sections 5.2 and 6.2 simultaneously or in any particular order. Until Tenant is advised of the adjustment in its obligation to pay Shared Expenses, if any, pursuant to the provisions of Section 6.2, Tenant's monthly rental shall continued to be paid at the then current rent (including all prior adjustments thereto pursuant to this Lease). Upon written notice to Landlord of not less than thirty (30) business days, Tenant shall have the right to review the documentation relied upon by Landlord relating to the computation of Shared Expenses, which review shall occur at the location of J. Marcus Painter as specified in Section 1.11 (b). All Shared Expenses shall be computed on the actual basis. In computing Shared Expenses, no cost or expense may be accounted more than once, any expenses which are paid by the proceeds of insurance shall be excluded, and any expenses which are separately metered or billed directly to and separately paid by any other tenant shall be excluded. Tenant shall have the right to cause an audit to be made of Landlord's computation of Shared Expenses at Tenant's sole expense, not more frequently than once per calendar year. Tenant shall not be entitled to withhold or deduct any portion of Base Rent or Additional Rent during the pendency of any such audit. Any errors disclosed by such audit shall be promptly corrected, provided that Landlord shall have the right to cause another independent audit to be made of such computations, and in the event of a disagreement between the auditors, both auditors shall mutually agree upon a third auditor, whose determination shall be conclusive. The cost of the third auditor shall be paid by the Landlord if an error of more than 10% in Landlord's favor is determined to exist, and paid for by the Tenant if an error of less than 10% in Landlord's favor is determined to exist.

7.       SECURITY DEPOSIT - INTENTIONALLY DELETED

8.       USE.

         8.1 USE. The Premises shall be used and occupied only for the uses specified in Section 1.17 hereof, provided that the foregoing shall not be construed as a representation or guarantee by the Landlord that such business may lawfully be conducted on the Premises. Tenant acknowledges that Tenant has examined the zoning requirements for the Property and that Tenant is satisfied with such zoning as being appropriate for Tenant's intended use of the Property.

         8.2 COMPLIANCE WITH LAW. In the event it is determined by the applicable governmental unit that the Premises violates any building code, regulation or ordinance (other than zoning), then it shall be the obligation of the Landlord, after written notice from Tenant which includes a copy of the governmental unit's determination, to promptly, at Landlord's sole cost and expense, rectify any such violation. In the event Tenant does not give to Landlord written notice of any such violation within thirty (30) days from the date on which Tenant takes possession of the Premises, it shall be conclusively deemed that such violation, whether the same is patent or latent, did not exist and the correction of the same shall be the obligation and expense of the Tenant at the direction of the Landlord; provided, however, that nothing in this Section shall be construed to require or permit the Tenant to make any structural changes to the Building not caused by Tenant's improvements or the nature of Tenant's occupancy of the Premises.

         8.3 WASTE AND NUISANCE. Tenant shall not commit, suffer or permit any waste, damage, disfiguration or injury to the Premises, the common areas in the Building, or the fixtures and equipment located therein or thereon. Tenant shall not permit or suffer any overloading of the floors thereof, and shall not place therein any heavy business machinery, safes, computers, data processing machines, or other items heavier than customarily used for general manufacturing, assembly, testing, storage, shipping, receiving and general office purposes without first obtaining the written consent of Landlord. Tenant shall not use or permit to be used any part of the Building for any dangerous, noxious or offensive trade or business, and shall not cause or permit any nuisance, noise, action, or disturbance of other tenants, in, at or on the Premises.

         8.4 CONDITION OF PREMISES. Except as provided in Section 8.2, Tenant hereby accepts the Premises in their condition existing as of the date of the Commencement hereof, subject to Tenant Improvement permits and subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. In addition, except as provided in Section 8.2, Tenant shall at Tenant's expense, comply promptly with all applicable laws, statutes, ordinances, rules, regulations, orders restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the use by Tenant of the Premises.

         8.5      INSURANCE CANCELLATION. Notwithstanding the provisions of
Section 8.2 herein above, no use shall be made or permitted to be made of the premises, nor acts done which will cause the cancellation of any insurance policy covering said Premises or the Building, and if Tenant's use of the Premises caused an increase in said insurance rates, Tenant shall pay any such increase as Additional Rent, which, together with interest on any amount paid therefor by Landlord, shall be payable by Tenant on the next succeeding date on which a Base Rental payment is due.

         8.6 LANDLORD'S RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the reasonable rules and regulations that Landlord shall from time to time promulgate, including without limitation any rules and regulations (if any) attached to this Lease, which are hereby incorporated wherein by this reference. Landlord reserves the right from time to time to make all reasonable modifications to, or to promulgate for the first time, said rules and regulations. The additions and modification to those rules and regulations shall be binding upon Tenant upon Landlord giving notice of them to Tenant. To the extent such Rules and Regulations are not adopted or do not exist as of the Lease Date, Landlord's adoption of any Rules and Regulations shall be reasonable.

9.       LANDLORD'S SERVICES

         9.1 BASIC SERVICES. Subject to any law, rule or governmental order or regulation, and further subject to any circumstance beyond the control of the Landlord, Landlord shall furnish the following services:

                  (a)      INTENTIONALLY DELETED.

                  (b) Water for lavatory purposes and electric current for lighting the Premises and for ordinary office appliances and office machines only, provided that Tenant shall not use any electrical equipment which in Landlord's opinion will overload the wiring. If additional electrical service is necessary for Tenant's intended use of the Premises, and such service would overload existing electrical service, including wiring insulation, then Tenant, at Tenant's expense and with Landlord's written consent (which shall not be unreasonably withheld) may install such additional electrical service and wiring as may be necessary to avoid such overloading of existing systems. The cost of any additional electrical service required for the Tenant's use may be included under the Tenant Finish Allowance as provided by
         Section 25.25(c). If a further supply of water is required by Tenant, then at Tenant's expense, Landlord shall have the option to install and maintain a water meter to register such consumption, and Tenant shall pay as Additional Rent all costs for water consumed, at the cost to Landlord, and for sewer rents and all other rents and charges based upon such consumption of water;

                  (c) In the event Tenant is delinquent in making any installment payment of rent under this Lease for a period of 15 days or more after it shall become due, upon fifteen (15) days written notice from the Landlord, Landlord may suspend Landlord's obligations to Tenant hereunder until all arrears of rental payments, plus interest and late charges and any other sums due under this Lease, shall have been paid in full.

                  (d) Tenant may maintain and operate data processing equipment on the Premises, but all additional costs in connection therewith (including, but not limited to, additional support flooring, insulation, electrical outlets and temperature maintenance facilities) shall be borne solely by Tenant.

         9.2 INITIAL CONSTRUCTION. Landlord agrees to perform the work and make such installations in the Premises as set forth in the Work Letter Addendum which, if attached hereto as indicated in Section 1.19, constitutes additional provisions of this Lease which are hereby incorporated by reference. Landlord will construct the Premises and the Tenant Improvements in accordance with ADA guidelines. Tenant acknowledges that it will examine the Premises before taking possession hereunder and agrees that unless Tenant furnishes Landlord with a notice in writing specifying any apparent unreasonable defect in the construction within thirty (30) business days after such taking of possession pursuant to Section 3.4, it shall be conclusively deemed that Tenant has examined the Premises and that the same were in good order and that Landlord had satisfactorily completed the work it agreed to perform. Tenant agrees that there is no promise, representation, or undertaking by or binding upon Landlord with respect to any construction, alteration, remodeling or redecorating in or to the Premises except as expressly set forth in the Work Letter Addendum.

         9.3 INTERRUPTION OF SERVICES. Landlord reserves the right from time to time to install, maintain, repair, replace services to the Premises and other parts of the Building. Interruption or curtailment of any service maintained in the Building for less than 24 hours, if caused by strikes, mechanical difficulties, actions of the Landlord under the first sentence of this Section 9.3, or for any other reason beyond Landlord's control, shall not entitle Tenant to any claim against Landlord or to any abatement in rent, nor shall the same constitute constructive or partial eviction. Unless due to the negligence of Landlord, Landlord shall not be liable to Tenant for any injury or damage resulting from defects in the plumbing, heating, or electrical systems in the Building or for any damage resulting from wind, snow, hail or rain storm. In the event of any interruption or curtailment of services to the Premises or Building by the Landlord, the Landlord agrees to give the Tenant reasonable advance notice of such interruption or curtailment of services unless there is an emergency.

10.      MAINTENANCE, REPAIRS AND ALTERATIONS.

         10.1     LANDLORD'S OBLIGATIONS. Subject to the provisions of Sections
8.2 and 14, and except for damage caused by any negligent or intentional act or omission of Tenant, Tenant's agents, employees, representatives, customers or invitees, in which event Tenant shall repair the damage, at its sole expense, Landlord shall keep in good order, condition and repair (i) the roof; (ii) structural elements of the building; (iii) the capital replacement and maintenance of exterior water, sewer, fire connection and utility connection lines up to the point of penetration of the exterior of the building structure, including fiber conduit (but not fiber cabling); and all costs incurred by Landlord in making any such replacement, repairs or performing such maintenance shall not be Operating Expenses as defined in Section 6.2, provided that Landlord shall have no obligation to perform any action which is the obligation of Tenant. Other than as specifically provided in this Section 10.1 or elsewhere in this Lease, Landlord shall not be obligated to make any repairs or improvements of any kind, in, upon, about, or to the Premises or the Building.

         10.2 TENANT'S OBLIGATIONS. Subject to the provisions of Section 8.2 and 14, Tenant, at Tenant's expense, shall keep in good order, condition and repair the demised Premises and every part thereof including, without limiting the generality of the foregoing, all plumbing, electrical and lighting facilities and equipment within the demised Premises, maintenance of any pumps or apparatuses designed to prevent or minimize water seepage into the Premises, fixtures, interior walls and interior surfaces of exterior walls, ceilings, windows, doors, plate glass and skylights located within the demised Premises. All repairs made by the Tenant shall be at least of the same quality, design and class as that of the original work. Tenant agrees that it will abide by, keep and observe all reasonable rules and regulations which Landlord may make from time to time for the management, safety, care and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order therein. All damage or injury to the Building or to the demised Premises, fixtures, appurtenances and/or equipment caused by the Tenant moving property in or out of the Building or the Premises or by Tenant's installation or removal of furniture, fixtures, or other property, or from any other cause of any kind or nature whatsoever due to carelessness, omission, neglect, improper conduct, or other cause of the Tenant, its agents, employees, invitees, contractors or subcontractors shall be repaired, restored, or replaced promptly by the Tenant at its sole cost and expense to the satisfaction of the Landlord. In the event that the Tenant fails to keep the demised Premises in good order, condition and repair while this Lease remains in effect, then upon the expiration of thirty
(30) days after written demand (which written demand shall not be required in the case of an emergency), Landlord may restore the demised Premises to such good order and condition and make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's property or business by reason thereof, and upon completion thereof Tenant shall pay to Landlord upon demand and as Additional Rent the cost of restoring the demised Premises to such good order and condition, together with interest thereon from the date paid.

         10.3 SURRENDER. On the last day of the term hereof or on any sooner termination or date on which Tenant ceases to possess the Premises, Tenant shall surrender the Premises to Landlord in good and clean condition, ordinary wear and tear excepted. Prior to such surrender Tenant shall repair any damage to the Premises occasioned by its removal of trade fixtures, furnishings and equipment, which repair shall include the patching and filling of holes and repair of structural damage. Tenant agrees to indemnify Landlord and hold Landlord harmless from and against any liability (including reasonable attorneys' fees) of Landlord to third parties resulting from Tenant's failure to timely comply with the provisions of this Section 10.3.

         10.4     ALTERATIONS AND ADDITIONS.

                  (a) Tenant shall not, without Landlord's prior written consent, which shall not be unreasonably withheld, delayed, or conditioned, make any alterations, improvements or additions (referred to collectively herein as "Alterations") in, or about the Premises. Landlord may require that Tenant remove any or all of said Alterations at the expiration of the term or such other time at which Tenant ceases to possess the Premises, and restore the Premises to their prior condition; provided, however, Tenant shall not be required to remove any Alterations made to the Premises and approved by Landlord prior to the Commencement Date hereof. Should Tenant make any Alterations without the prior approval of the Landlord, Landlord may require that Tenant immediately remove any or all of such items and/or Landlord may declare a default by Tenant under this Lease. In no event shall Tenant place any exterior signs or interior drapes, blinds, or similar items visible from the outside of the Premises without the prior written approval of Landlord.

                  (b) Any Alterations in, or about the Premises that Tenant shall desire to make shall be presented to Landlord in written form with proposed detailed plans. If Landlord shall give its consent, the consent shall be deemed conditioned upon Tenant acquiring a permit to do the work from appropriate governmental agencies, the furnishing of a copy thereof to Landlord prior to the commencement of the work, the compliance by Tenant with all conditions of said permit and with all specifications in the plans in a prompt and expeditious manner. Tenant shall not permit any of the work to be performed by persons not currently licensed under any applicable licensing laws or regulations pertaining to the types of work to be performed, except for Tenant's employees; provided, however, such employees' work must be performed in a good and workmanlike manner and such employees must be fully covered by requisite Workers' Compensation Insurance provided by Tenant. Landlord shall not be deemed unreasonable in the exercise of its discretion from withholding approval of any Alterations which involve or might affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility serving any areas of the Building outside of the Premises, or which will require unusual expense to re-adapt the Premises to normal office or warehouse use on the termination or expiration of the Lease, unless in the latter case Tenant either desires to or is required to make repairs or Alterations in accordance with this Lease.

                  (c) Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use in the Premises, which claims are or may be secured by any mechanic's or materialman's lien against the Premises or the Building. Tenant shall give Landlord not less than ten (10) days' notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility in, on or about the Premises as provided by law. Tenant shall have no power or authority to do any act or make any contract which may create or be the basis for any lien upon the interest of the Landlord, the Premises or the Building, or any portion thereof. If any mechanics or other lien or any notice of intention to file a lien shall be filed or delivered with respect to the Premises or the Building, based upon any act of the Tenant or of anyone claiming through the Tenant, or based upon work performed or materials supplied allegedly for the Tenant, Tenant shall cause the same to be canceled and discharged of record within fifteen (15) days after the filing or delivery thereof. If Tenant has not so canceled the lien within fifteen
         (15) days as required herein, Landlord may pay such amount, and the amount so paid together with interest thereon from the date of payment and all legal costs and charges, including attorneys fees, incurred by Landlord in connection with said payment cancellation of the lien or notice of intent shall be additional Rent and shall be payable on the next succeeding date on which Base Rental Installment is due. Landlord may, at its option and without waiving any of its rights set forth in the immediately preceding sentence, permit Tenant to contest the validity of any such lien or claim, provided that in such circumstances the Tenant shall at its expense defend itself and Landlord against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Landlord, the Premises or the Building, provided further that Landlord may at any time require the Tenant to deposit with the court exercising jurisdiction over such claim, such amount as may be necessary under applicable statutes to cause the release and discharge of the lien, and if Tenant shall not immediately make such payment upon the request of Landlord, Landlord may make said payment and the amount so paid, together with interest thereon from the date of payment and all legal costs and charges, including attorneys fees, incurred by Landlord in connection with said payment shall be deemed Additional Rent and shall be payable on the next succeeding date on which a Base Rental Installment is due. In addition, Landlord may require Tenant to pay Landlord's attorneys fees and costs in participating in such action if Landlord shall decide it is in its best interest to do so. Nothing herein contained shall be construed as a consent on the part of Landlord to subject the interest and estate of Landlord to liability under any lien law of the state in which the Premises are situated, for any reason or purpose whatsoever, it being expressly understood that Landlord's interest and estate shall not be subject to such liability and that no person shall have any right to assert any such lien.

                  (d) Unless Landlord requires their removal, as set forth in
         Section 10.4(a), all Alterations which may be made on the Premises shall, at the expiration of the term or such other time at which Tenant ceases to possess the Premises, become the property of Landlord and remain upon and be surrendered with the Premises. Notwithstanding the provisions of this Section 10.4(d), Tenant's machinery and equipment, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of Section 10.3 hereof and provided further that Tenant is not in default under this Lease at the time Tenant ceases to possess the Premises.

11.      TENANT'S USE OF PUBLIC AREAS - INTENTIONALLY DELETED

12.      TAXES AND TELEPHONE.

         12.1 PERSONAL PROPERTY TAXES. Tenant shall pay prior to delinquency all taxes assessed against and levied upon leasehold improvements, fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.

         12.2 EVIDENCE OF PAYMENT. Tenant shall promptly deliver to Landlord, upon Landlord's written request, receipts for payments of all taxes, charges, rates, dues, assessments and licenses in respect of all improvements, equipment and facilities of the Tenant on or in the Premises which were due and payable within a period up to one year prior to Landlord's making such request.

         12.3 TELEPHONE AND COMMUNICATION SYSTEMS. Tenant shall separately arrange and pay for the furnishing of and use of all telephone and other communication services as Tenant may deem necessary for its use of the Premises, and Landlord shall have no liability in connection therewith.

13.      INSURANCE AND INDEMNITY.

         13.1 LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in force during the term of this Lease a policy of bodily injury and personal property damage insurance, insuring Landlord and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $500,000 per person, $500,000 per occurrence for bodily injury, and $1,000,000 for personal property damage, or $2,000,000 combined single limit for said items. The limits of said insurance shall not, however, limit the liability of Tenant hereunder. Tenant shall also obtain and keep in force during the term of this Lease, at Tenant's expense, "all risk" or "special coverage form" insurance upon the property of every description and kind owned by the Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of the Tenant, including without limitation, furniture, fixtures, installations, alterations, additions, partitions, fixtures and anything in the nature of leasehold improvements in an amount not less than 80% of the full replacement cost thereof. Such insurance shall insure the Tenant and Landlord, and in the event that there shall be a dispute as to the amount which comprises the full replacement cost, the decision of the Landlord shall be conclusive. If Tenant shall fail to procure and maintain the insurance required hereunder, Landlord may but shall not be required to procure and maintain the same, and any amount so paid by Landlord for such insurance shall be Additional Rent which, together with interest thereon from the date paid, shall be due and payable by Tenant on the next succeeding date on which a Base Rental installment is due if in the opinion of Landlord the amount of liability insurance required hereunder is not adequate, then not more frequently than once during each option, extension or renewal term of this Lease, if any, Tenant shall increase said insurance coverage as required by Landlord. Provided, however, that in no event shall the amount of the liability insurance increase by more than fifty percent of the amount of the insurance during the preceding term of this Lease. However, the failure of Landlord to require any additional insurance coverage shall not be deemed to relieve Tenant from any obligations under this Lease.

         13.2 PROPERTY INSURANCE. Landlord shall insure the Building and the Premises, and keep in force during the term of this Lease, against fire and extended coverage an "all risk" property insurance, including vandalism coverage and malicious mischief and sprinkler leakage, water seepage (if available), in an amount not less than 80% of replacement with a company rated A+, AAA or better in "Best Insurance Guide." Landlord may also, but shall not be required to, procure any other insurance policies respecting the Premises or Building which Landlord deems necessary.

         13.3 INSURANCE POLICIES. Insurance required by Tenant hereunder shall be in companies rated A+, AAA or better in "Best Insurance Guide." Tenant shall deliver to Landlord prior to taking possession of the Premises copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses reasonably satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after ten (10) days' prior written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount, together with interest thereon, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount, together with interest thereon, shall be Additional Rent and shall be payable by Tenant on the next succeeding date on which a Base Rental payment is due. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to in Section 13.1. Tenant shall forthwith, upon

Landlord's demand, reimburse Landlord for any additional premiums attributable to any act or omission or operation of Tenant causing an increase in the cost of insurance.

         13.4 WAIVER OF SUBROGATION. As long as their respective insurers so permit, Tenant and Landlord each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other for loss or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this Lease and obtain policies of insurance, if obtainable, which shall include a waiver by the insurer of all right of subrogation against Landlord or Tenant in connection with any loss or damage thereby insured against.

         13.5 HOLD HARMLESS. Tenant shall indemnify, defend and hold Landlord harmless from any and all claims, liabilities, damages and costs, including attorneys fees, incurred by Landlord, except for Landlord's negligence, which arise from Tenant's use of the Premises or the Building or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Tenant in, on or about the Premises or the Building, and shall further indemnify, defend and hold Landlord harmless from and against any and all claims, liabilities, damages and costs, including attorneys fees, incurred by Landlord, which arise from any breach or default in the performance of any obligation on Tenant's part to be performed under any provision of this Lease or which arise from any negligence of Tenant or any of its agents, representatives, customers, employees or invitees.

         13.6 EXEMPTION OF LANDLORD FROM LIABILITY. Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom, including without limitation from any relocation by Landlord of Tenant within the Building, or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, representatives, agents, invitees, customers or any other person in, on or about the Premises or Building, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, representatives, agents, customers, or invitees, whether any such damage or injury is caused by or results from fire, steam, electricity, gas, water, snow, hail or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, and whether the said damage or injury results from conditions arising upon the Premises or any other cause, and whether the said damage or injury results from conditions arising upon the Premises or Building, or from other sources or places, and regardless of whether the cause of such injury or the means of repairing the same is inaccessible to Landlord or Tenant, unless such injury, loss of income or damage is caused by the Landlord's negligence. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the Building. Tenant hereby assumes all risk of damage to property or injury to persons in, on or about the Premises or the Building from any cause and Tenant hereby waives all claims in respect thereof against Landlord, excepting where said damages arises out of the negligence of Landlord.

14.      DAMAGE OR DESTRUCTION.

         14.1 OPTION TO TERMINATE LEASE. If the Premises or any part thereof shall be damaged or destroyed by fire or other casualty, the Landlord may, at its option and subject to Section 14.2 herein below, elect to terminate this Lease by giving notice to the Tenant within ninety (90) days after Landlord receives actual notice of the fire or other casualty, and thereupon the term of this Lease shall expire by lapse or time upon the tenth day after such notice is given. Instead of exercising said option, Landlord may elect to repair or restore the premises to the same condition as existed before such damage or destruction. Upon electing to repair or restore, Landlord may proceed with reasonable dispatch to perform the necessary work, and the Base Rent to be paid until such work is completed shall be abated in proportion of the Premises being unusable for a period equal to the number of days Tenant is unable to use the Premises, but Landlord shall not be liable for any loss of profits or income. Notwithstanding the foregoing, there shall be no abatement, apportionment or reduction in the rental obligations of Tenant if the damage or destruction is caused by the Tenant or Tenant's agents, representatives, employees, customers or invitees.

         14.2 OBLIGATION TO REPAIR OR RESTORE. If and only if all of the following circumstances exist with respect to damage or destruction to the Premises, Landlord may not elect to terminate the Lease as provided in Section
14.1 hereof but rather must elect to repair or restore the Premises:

                  (a) There is no fault or neglect on the part of the Tenant, Tenant's agents, representatives, employees, customers, or invitees which contributed to the damage or destruction.

                  (b) The damage or destruction to the Premises is less than fifty percent (50%) of the replacement cost thereof as determined by Landlord;

                  (c) The Landlord is fully insured for the casualty which causes the damage or destruction and the insurance proceeds have been made available therefor by the holder or holders of any mortgages or deeds of trust covering the Premises.

                  (d) The date of the damage or destruction is greater than one year prior to the Expiration Date of this Lease or any renewal, modification or extension thereof; and Less than sixty percent (60%) of the rentable square feet of the Building is so damaged or destroyed, as determined by Landlord, regardless of the percentage of rentable square feet of the Premises which may be damaged or destroyed.

         14.3 FAULT OF TENANT. Landlord may exercise its option to repair or restore as described in Section 14.1 even if such damage or destruction is due to the fault or neglect of Tenant, Tenant's agents, representatives, employees, customers or invitees, but in such event Landlord's election to repair or restore shall be without prejudice to any other rights and remedies of Landlord under this Lease, and there shall be no apportionment or abatement of any rent of any kind and Landlord shall not be liable for any other loss to Tenant of any nature whatsoever.

         14.4 OBLIGATIONS OF TENANT. Except as provided in this Section 14, none of Tenant's obligations under this Lease shall be affected by any damage or destruction of the Premises by any cause whatsoever.

         14.5 TERMINATION BY TENANT. In the event that more than sixty percent (60%) of rentable square feet of the Premises shall be damaged or destroyed by fire or other casualty, or the time to repair the damage is more than one hundred and twenty (120) days, either party may terminate this Lease by giving notice to the other within thirty (30) business days after the date of the fire or other casualty, and upon such termination the rental obligations of the Tenant shall be duly apportioned as of the date of such fire or other casualty, provided, however, that Tenant shall have no right to terminate the Lease under this Section 14.5 if (i) Tenant is in default of any of its obligations under the Lease as of the date of the fire or other casualty, or
(ii) such damage or destruction was caused by Tenants agents, representatives, employees, customers or invitees.

15.      CONDEMNATION.

         If the Premises are taken under any public or private power or eminent domain, or sold by Landlord under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), or if any portion of the Building is so condemned so that it would not be practical, in Landlord's judgment, to continue to maintain the Building, this Lease shall terminate as of the date of the condemning authority takes title or possession, whichever occurs first. If only a portion of the Premises are so condemned, Landlord shall have the right, if more than sixty percent (60%) of rentable square feet of the Premises are so condemned, to terminate this Lease as of the date the condemning authority takes title or possession, which ever occurs first, by Landlord's giving written notice of such termination to Tenant not later than thirty (30) days after said date, but should Landlord elect not to so terminate this Lease, the Lease shall remain in full force and effect as to the portion of the Premises not so taken, and Tenant's rental obligations shall be reduced proportionately to reflect the number of rentable square feet remaining in the Premises, and such rental reduction, if any, shall take effect as of the date which is thirty (30) days after the date on which the condemning authority takes title or possession, whichever first occurs. If repairs or restorations to that portion of the Premises not so taken are deemed necessary by Landlord to render such portion reasonably suitable for the purposes for which it was leased, as determined by Landlord, Landlord shall perform such work at its own cost and expense but in no event shall Landlord be required to expend any amount greater than the amount received by Landlord as compensation for the portion of the Premises taken by the condemnor. All awards for the taking of any part of the Premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold or for the taking of the fee or as severance damages. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof, except that any award or other compensation made for any taking is subject to the rights of the first mortgagee, up to the full amount of such junior lien; provided, however, that Tenant shall be entitled to any award for loss of or damage to Tenant's trade fixtures and removable personal property and/or for the interruption of or damage to Tenant's business.

16.      ASSIGNMENT OR SUBLETTING.

         16.1 LANDLORD'S CONSENT REQUIRED. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, delayed or conditioned. Landlord's consent shall not be required for an assignment or subletting to an affiliate, parent company or subsidiary of the Tenant, provided the Guaranty of the base by EMC Corporation remains in full force and effect. Any attempted assignment, transfer, mortgage, encumbrance or subletting without such consent shall be void and shall constitute a breach of the Lease. Any transfer of Tenant's interest in this Lease or in the Premises from Tenant by merger, consolidation or liquidation, or by any subsequent change in the ownership of fifty percent (50%) or more of the capital stock of Tenant shall be deemed a prohibited assignment within the meaning of this Section 16. As a condition of obtaining Landlord's consent, Tenant shall submit to Landlord together with its request for consent the name of the proposed assignee or subtenant, the terms and provisions of the proposed transaction, and such information as to the nature of the proposed assignee's or subtenant's business and its financial responsibility and standing as Landlord may reasonably require, together with the effective date of the proposed transfer which shall be at least sixty (60) days after the date of submission of such information to Landlord. Landlord's failure to consent to any proposed transfer under this Section shall not be deemed unreasonably withheld if (a) the occupancy resulting from such transfer will not be consistent with the general character of the business carried on by the tenants of the Building or violates any rights or options held by any other tenant of the building; or
(b) the proposed occupant pursuant to the transfer does not have the financial strength and stability to perform its rental obligations or Landlord is unable to obtain guaranties from one or more affiliates of the proposed occupant in order to secure such financial obligations; or (c) any proposed sublease does not incorporate this Lease in its entirety so as to be subject to this Lease's terms, or any such sublease does not require the sublessee to attorn to Landlord at Landlord's option in the event of a default by Tenant under this Lease; or
(d) if Tenant does not execute an agreement with Landlord requiring Tenant to pay to Landlord, as Additional Rent, fifty percent (50%) of all moneys or other consideration received by Tenant from its transferee (whether paid to Tenant as consideration for Tenant's transfer of property or other assets to the transferee or as consideration for the transferee's occupancy of the Premises) in excess of the amounts owed by Tenant to Landlord under this Lease, which Additional Rent shall be paid to Landlord as and when received by Tenant.

         16.2 NO RELEASE OF TENANT. Regardless of Landlord's consent, no subletting or assignment or other transfer described in Section 16.1 shall release Tenant (or any guarantor of Tenant's obligations hereunder) from Tenant's obligations or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. Consent to one assignment, subletting or other transfer shall not be deemed consent to any subsequent act. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said assignee or successor. Landlord may consent to subsequent assignments, subletting, or transfers of this Lease or amendments or modifications to this Lease with assignees or successors of Tenant without notifying Tenant and without obtaining its consent thereto and such action shall not relieve Tenant of liability under this Lease. In the event Landlord allows assignment or subletting hereunder, neither Tenant, the assignee of Tenant, or the sublessee of Tenant shall have any option to extend the term of this Lease even if such option is otherwise granted to Tenant herein and notwithstanding the provisions of any such option granted to Tenant herein, and all rights and options to extend this Lease otherwise granted to Tenant shall be deemed terminated and canceled as of the date of such assignment, subletting or other transfer. Notwithstanding anything in this Lease to the contrary, Landlord shall have no obligation to grant consent to any transfer as defined in Section 16.1 if Tenant is in default under this Lease at the time the request for consent is made or at any time thereafter through the effective date of the transfer. In addition, Tenant acknowledges that its intent in executing this Lease is to occupy the Premises and not to make speculative usage of the Premises, and therefore Landlord shall have no obligation whatsoever to consent to any proposed transfer if the rentals payable by the proposed occupant to the Tenant are less than the rental sought to be received by the Landlord for vacant space in the Building as of the date on which the Tenant is requesting the Landlord's consent to the transfer. In the event that Tenant proposes to assign this Lease or to sublet all of the Premises, Landlord shall have the right, exercisable by notice in writing after receipt of the request by Tenant, to terminate this Lease upon execution of an agreement between Landlord and the proposed assignee or subtenant, provided that Landlord shall not have any such termination right if Tenant withdraws such request within ten (10) days of being notified by Landlord that it has elected to exercise said termination right.

         16.3 ATTORNEYS FEES AND ADMINISTRATIVE FEES. In the event Tenant shall request consent of Landlord to any assignment, subletting or transfer or if Tenant shall request the consent of Landlord for any other act which Tenant proposes to do under any other provision of this Lease, then Tenant shall pay Landlord's attorneys fees incurred in connection with the consideration or evaluation of such request. In addition thereto, in the event that Landlord shall consent to a sublease, assignment or transfer under Section 16.1, Tenant shall pay Landlord administrative fees of two hundred and fifty dollars ($250) incurred in connection with giving such consent.

         16.4 RIGHT TO COLLECT RENT. The acceptance of rent by Landlord from any person other than Tenant shall not be deemed to be a waiver by Landlord of any provisions of this Lease. If the Premises are sublet or occupied by anyone other than Tenant and Tenant is in default hereunder, or this Lease is assigned by Tenant, then, in any such event, Landlord may collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent reserved in this Lease, but no such collection shall be deemed a waiver of the covenant in this Lease against assignment and subletting or the acceptance of such assignee, subtenant or occupant as tenant, or a release of Tenant (or of any guarantor of Tenant's obligations hereunder) from further performance of the covenants contained in this Lease.

17.      DEFAULTS; REMEDIES.

         17.1 DEFAULTS. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

                  (a) The failure by Tenant to make any payment of Base Rent, Additional Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of ten (10) business days after notice; or

                  (b) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in paragraph (a) above, where such failure shall continue for a period of twelve (12) business days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default as determined by Landlord is such that more than twelve (12) business days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure as soon as possible within said twelve (12) business day period and thereafter diligently prosecutes such cure to completion, and in any case completes said cure within sixty (60) calendar days after the aforesaid written notice; or

                  (c) (i) The insolvency of the Tenant or the execution by the Tenant of an assignment for the benefit of creditors, or the convening by Tenant of a meeting of its creditors, or any class thereof, for the purposes of effecting a moratorium upon or extension or composition of its debts; or the failure of the Tenant to generally pay its debts as they mature; or (ii) the filing by or for reorganization or arrangement under any law relating to bankruptcy (unless in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); or (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or
         (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

         17.2     Remedies in Default.

                  (a) In the event of any such default or breach by Tenant, Landlord shall have the right at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may otherwise have by reason of such default or breach, to terminate this Lease at its option or to re-enter and at its option to attempt to re-let without terminating this Lease and remove all persons and property from the Premises, using any force as may reasonably be necessary to accomplish said purposes, all without service of notice or resort to legal process and without being deemed guilty of trespass or forcible entry or becoming liable for any loss or damage which may be occasioned thereby.

                  (b) If Tenant shall fail to remove any effects which it is entitled to remove from the Premises upon the termination of this Lease, or any extension or renewal hereof, or upon a re-entry by Landlord for any cause whatsoever, or upon Tenant's ceasing to possess the Premises for any reason, the Landlord, at its option, may remove the same and store or dispose of the said effects without liability for loss or damage thereto, and Tenant agrees to pay to Landlord on demand any and all expenses incurred in such removal, including Court costs, attorneys fees, storage and insurance charges on such effects for any length of time the same shall be in Landlord's possession; or the Landlord, at its option, without notice, may sell such effects, or any of them, at private or public sale and without legal process, for such price or consideration as the Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this Lease from the Tenant to the Landlord, and upon the expenses incidental to the removing, cleaning the Premises, selling said effects, and any other expense, rendering the surplus, if any, to the Tenant; provided, however, in the event the proceeds of such sale or sales are insufficient to reimburse the Landlord, Tenant shall pay such deficiency upon demand. Tenant acknowledges and agrees that any such disposition of Tenant's property in the above-described manner by the Landlord shall be deemed to be commercially reasonable and that no bailment shall be created by Landlord's exercise of any of its rights under this paragraph (b). If Landlord is unable to sell certain of Tenant's effects hereunder and Tenant does not retrieve such effects from Landlord after ten (10) days written notice as provided herein to Tenant to do so, such effects shall be conclusively deemed abandoned and Landlord shall be free to dispose of such effects as Landlord deems appropriate

                  (c) Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings, or pursuant to any notice provided for by law, it may make such alterations, additions, improvements and repairs as may be necessary in order to re-let the Premises, and may but need not re-let the Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord may determine to be advisable; upon each such re-letting all rentals received by Landlord; second the payment of any costs and expenses of such re-letting, including brokerage fees and attorneys fees and the cost of such alterations, improvements and repairs; third, to the payment of Base Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder provided that Tenant shall have no right to claim any interest in all or any portion of said residue and if the rent and other charges paid or to be paid to Landlord by any new tenant pursuant to any re-letting exceed the monetary obligations of Tenant, Tenant shall have no right to claim any interest in all or any portion of said excess. If such rental received from such re-letting during any month be less than that to be paid during the month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord, and such deficiency shall be calculated and paid monthly on the date on which the rent would have been payable hereunder if possession had not been retaken. If the Premises are re-let by Landlord during the existing term of this Lease, and the premises covered thereby include other premises not part of the Premises, a fair apportionment of the rent received from such re-letting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such re-letting and the expenses incurred in connection therewith as provided aforesaid will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new Lease. Landlord shall in no event be liable in any way whatsoever for failure to re-let the premises for any reason, or in the event the Premises are re-let, for failure to collect the rent thereof under such re-letting. No such reentry or taking possession of the Premises by Landlord, nor any acts pursuant thereto, shall be construed as an election on its part to terminate this Lease unless a written notice of such termination be given to Tenant by Landlord. No notice from Landlord under this Lease or under any applicable forcible entry and detainer or eviction statute or similar law shall constitute an election by Landlord to terminate this lease unless such notice specifically so states. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

                  (d) Should Landlord at any time terminate this Lease for any default or breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default or breach, including the cost of recovering the Premises, reasonable attorneys fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and such other charges as are required to be paid by Tenant under the terms of this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord; provided, however, that if the then reasonable rental value of the Premises exceeds the value of the rent and other charges required to be paid by Tenant under this Lease as aforesaid, Tenant shall have no right to claim any interest in all or any portion of such excess. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual Base Rent and additional Rent paid or payable by Tenant from the Commencement Date of this Lease to the time of default, or during the preceding three (3) full calendar years, whichever is shorter; and

                  (e)      Each of the remedies set forth herein above in this
         Section 17 shall not be exclusive, but rather shall be considered cumulative with any other legal or equitable remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Premises are located. To the extent such waiver is permitted by law, the parties waive trial by jury in any action or proceeding brought in connection with this Lease. Suit or suits for the recovery of the amount of damages set forth herein above may be brought by Landlord, from time to time, at Landlord's election, and nothing herein shall be deemed to require Landlord to await the date whereon this Lease or the term hereof would have expired had there been no event of default. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as liquidated damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any statute or rule of law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount be greater, equal to or less than the amounts recoverable, either as damages or rent, referred to in any of the preceding provisions of this Section.

         17.3 DEFAULT BY LANDLORD. Landlord shall not be in default unless Landlord fails to perform obligations required by Landlord within thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises, specifying the manner in which Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for performance as determined by Landlord, then Landlord shall not be in default if Landlord commences performance within such thirty day period and thereafter diligently prosecutes the same to completion; provided further that Landlord's obligation to perform any act under this Lease shall be excused for any period of time during which Landlord is prevented from performing because of any circumstance beyond Landlord's control. Tenant's remedies upon Landlord's default are further limited by Section 18.3 and 25.2 below.

         17.4 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent, Additional Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after notice that the amount is due, then Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such over due amount or the sum of Two Hundred Fifty Dollars ($250.00), whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of late payment by Tenant and is in addition to interest due under Section 25.4. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, or prevent Landlord from exercising any of the other rights and remedies granted hereunder.

18.      RIGHTS OF MORTGAGEES.

         18.1 SUBORDINATION. As used throughout this Section 18, the term "mortgagee" shall refer to the holder of a Mortgage or deed of trust or ground lease affecting the Premises. This Lease and the rights of Tenant hereunder shall be and are hereby made subject and subordinate to the provisions of any ground lease, mortgage or deed of trust affecting the Premises, and to each advance made or hereafter to be made under the same, and to all renewals, modifications, consolidations and extensions thereof and all substitutions therefor. This Section 18 shall be selfoperative and no further instrument of subordination shall be required. However, in confirmation of the provisions of this Section 18, Tenant shall execute and deliver promptly any certification or instrument that Landlord or any mortgagee may request, and failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and Tenant's name, place and stead, to do so, and/or Landlord may declare this Lease to be in default. If any mortgagee or ground lessor shall elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be-deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof. Tenant shall and does hereby agree to attorn to any mortgagee or successor in title and to recognize such mortgagee or successor as its Landlord in the event any such person or entity succeeds to the interest of Landlord. Notwithstanding any other provisions of this Lease, in the event that any mortgagee or its respective successor in title shall succeed to the interest or Landlord hereunder, the liability of such mortgagee or successor shall exist only so long as it is the owner of the Building, or any interest therein, or is the tenant under said ground lease.

         18.2 MORTGAGEE'S CONSENT TO AMENDMENTS. No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligation or liability under this Lease, shall be valid unless consented to by Landlord's mortgagees of record, if such is required by the mortgagees, in writing. No Base Rent, Additional Rent, or any other charge (with the exception of the security deposit described in this Lease) shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision (except to the extent that such payments are actually received by a mortgagee) shall be a nullity as against any such mortgagee of record, and Tenant shall be liable for the amount of such payments to such mortgagees.

         18.3 MORTGAGEE'S RIGHT TO CURE. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of this Lease unless (a) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (b) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, provided that nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. As used herein, a "reasonable time" includes a reasonable time to correct or cure the condition if such condition is determined to exist, but in no event less than 120 days from the date of the mortgagees' receipt of the above described notice.

19.      NOTICES.

         Except as provided in Section 17. 1 (b) and 22, whenever under this lease provision is made for any demand, notice or declaration of any kind, or where it is deemed desirable or necessary by either party to give or serve any such notice, demand or declaration to the other party, it shall be in writing and served either personally or sent by certified United States mail, return receipt requested, postage prepaid, addressed either to the address set forth in
Section 1.1 or 1.11(b) 1.11(a), 1.11(c), or to such other address as may be given by a party to the other by proper notice hereunder, or, in the case of notices to the Tenant, to the Premises. The date of personal delivery (as evidenced by such evidence of service as provided for in said rules) or the date on which the certified mail is deposited with the United States Postal Service shall be the date on which any proper notice hereunder shall be deemed given.

20.      RELOCATION - INTENTIONALLY DELETED

21.      QUIET POSSESSION.

         Upon Tenant paying the sums due hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

22.      RENEWAL OPTIONS.

         Tenant shall have two successive one (1) year options to renew this Lease beyond its original three year term, such renewals to be subject to all terms of this Lease except that the Base Rent upon renewal shall be adjusted to the then Fair Market Rent for the Premises. "Fair Market Rent" shall be the rate being charged for comparable space, as of the commencement of the option term, taking into consideration the size, location, quality of the leased Premises, and any other relevant terms and conditions for a comparable term, including any concessions or inducements generally being granted at such time. Notwithstanding the foregoing, Fair Market Rent for the option term shall not be less than Base Rent paid by the Tenant for the year immediately preceding commencement of that option term. Tenant shall provide its written notice of intent to renew not less than one hundred eighty (180) days prior to the expiration of the then current term of the Lease. Each of such options is personal to Tenant and may not be exercised by or assigned, voluntarily or involuntarily, by or to anyone other than Tenant. No such option described herein above may be exercised by the Tenant except in strict accordance with the terms and provisions of the option and provided that Tenant is not in default under this Lease either at the time Tenant gives notice of its intent to exercise the option or at the time at which the option is to be exercised. Notwithstanding the provisions of Section 19, notice of exercise of any option shall be deemed given only when actually received by Landlord.

23.      LANDLORD'S LIEN - INTENTIONALLY DELETED

24.      HAZARDOUS MATERIALS.

         Tenant covenants not to introduce any hazardous or toxic materials onto the Building, leased Premises, or the grounds surrounding the Building, without
(a) first obtaining Landlord's written consent and (b) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining proper permits.

         If Tenant's transportation, storage, use or disposal of hazardous or toxic materials on the Building, leased Premises, or the grounds surrounding the Building results in (1) contamination of the soil or the surface or ground water or (2) loss or damage to person(s) or property, then Tenant agrees to respond in accordance with the following paragraphs:

         Tenant agrees (i) to notify Landlord immediately of any contamination, claim of contamination, loss or damage, (ii) after consultation and approval by Landlord, to clean up and (iii) to indemnify, defend and hold Landlord harmless from and against any claims, suits, causes of action, costs and fees, including attorneys fees, arising from or connected with any such contamination, claim of contamination, loss or damage. This provision shall survive the termination of this Lease.

25.      GENERAL PROVISIONS

         25.1     ESTOPPEL CERTIFICATE.

                  (a)      Tenant shall at any time upon not less than thirty
                           (30) days' prior written notice from Landlord, execute, acknowledge and deliver to Landlord a statement in writing: (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification, identifying the instruments of modification and certifying that this Lease, as so modified, is in full force and effect), and the date to which the Base Rent, security deposit, Additional Rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults, if any, which are claimed. Any such statement may be conclusively relied upon by any prospective purchaser, encumbrance or other transferee of the Premises.

                  (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant: (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that no rent has been paid in advance, and

                  (c) If Landlord desires to finance or refinance the Premises or the Building, or any part thereof, Tenant hereby agrees to deliver to Landlord and/or to any lender designated by Landlord such financial records of Guarantor as may be reasonably required by such lender. Such statements may include but not be limited to the past three (3) years' financial statements of Guarantor. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

         25.2 LANDLORD'S INTEREST AND LIABILITY. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title or a tenant's interest in a ground lease of the real property on which the improvements comprising the Building are situated. In the event of any transfer of such title or interest, Landlord herein named (and in case of any subsequent transfers the then grantor), shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, except as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership. Anything to the contrary elsewhere in this Lease notwithstanding, Tenant shall look solely to the estate and property of the Landlord in the Building for the satisfaction of the Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by the Landlord in the event of any default or breach by the Landlord with respect to any of the terms, covenants and conditions of the Lease to be observed and/or performed by the Landlord, and no other property or assets of the Landlord shall be subject to levy, execution or other enforcement procedure for the satisfaction of the Tenant's remedies.

         25.3 SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

         25.4 INTEREST ON PAST DUE OBLIGATIONS; CERTIFIED FUNDS. Except as may expressly be provided in this Lease to the contrary, any amount due to Landlord not paid within ten (10) business days of notice shall bear interest at the rate of fifteen percent (15%) per annum from and after the date on which the payment was first due through the date on which the payment is paid in full; provided, however, that the payment of such interest shall in no event exceed the highest rate allowed under applicable law. Payment of such interest shall not excuse or cure any default by Tenant under this Lease. In the event that either Tenant is more than ten (10) business days late after notice in making any payment due under the Lease, or any payment from Tenant to Landlord does not clear the bank or is returned for insufficient funds, and either such condition occurs on two or more occasions, or each occurs once, Landlord shall have the right at any time thereafter to require that all succeeding monthly installments of Base Rent and all succeeding payments of Additional Rent be paid to the Landlord in certified funds drawn on a bank located in the metropolitan area in which the Premises are located. Said right may be exercised by Landlord by giving notice of such requirements to Tenant, but the giving of such notice and the exercise of this right by Landlord shall not be construed to be a waiver of any default by Tenant or any other right which Landlord may exercise under this Lease.

         25.5 TIME OF THE ESSENCE. Time is of the essence in the performance by Tenant of its obligations hereunder.

         25.6 CAPTIONS. Any captions contained in this Lease are not a part hereof, are for convenience only, and are not to be given any substantive meaning in construing this Lease.

         25.7 ENTIRE AGREEMENT. This Lease contains the entire agreement and understanding between the parties hereto. There are no oral understandings, terms, or conditions, and neither party has relied upon any representations, express or implied, not contained in this Lease. All prior understandings, terms, or conditions are deemed merged in this Lease. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties thereto. Tenant acknowledges that it has not been induced to enter into this Lease by any promises or representations not expressly set forth in this Lease, and if any such representations were made prior to the execution of this Lease, Tenant acknowledges that it has not relied on the same, and that Landlord shall have no liability with respect to any such representations.

         25.8 WAIVERS. No failure by either party to insist upon the full or timely performance of any agreement, term, covenant or condition hereof or to exercise any right or remedy consequent upon a breach thereof, and no acceptance of full or partial rent or the continuance of any such breach, shall constitute a waiver of any such breach of such agreement, term, covenant or condition or a relinquishment of the right to exercise such right or remedy. No agreement, term, covenant, or condition hereof to be performed or complied with by either party, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. No waiver of any breach shall affect or alter the Lease, but each and every agreement, term, covenant or condition hereof shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Notwithstanding any termination of this Lease, the same shall continue in full force and effect as to any provisions of the Lease, including remedies, which require or permit observance or performance of Landlord or Tenant subsequent to termination.

         25.9 RECORDING. Tenant shall not record this Lease. Any such recordation by Tenant shall be a breach of this Lease.

         25.10 DETERMINATIONS BY LANDLORD. Whenever in this Lease the Landlord is to make any determination or decision, the Landlord shall make its determination or decision in the exercise of its reasonable discretion and judgment; however, any such determination or decision shall not bind the Landlord if it has not been confirmed in writing.

         25.11 CUMULATIVE REMEDIES. No remedy or election by Landlord hereunder shall be deemed exclusive, but shall wherever possible be cumulative with all other remedies at law or in equity to which Landlord may be entitled.

         25.12 COVENANTS AND CONDITIONS. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

         25.13 BINDING EFFECT; CHOICE OF LAW; PERSONAL JURISDICTION. Subject to any provisions hereof restricting assignment, subletting or transfer by Tenant and subject to the provisions of Section 25.2, this Lease shall bind the parties, their personal representatives, heirs, successors and assigns. This Lease shall be governed by the laws of the state of Colorado, and personal and subject matter jurisdiction shall lie exclusively in the Twentieth Judicial District of the State of Colorado courts. Tenant and any guarantors, assignees or subtenants of Tenant hereby submit themselves to personal jurisdiction in such Courts. TENANT (TOGETHER WITH TENANT'S GUARANTORS, ASSIGNEES, AND SUBTENANTS) WAIVE THE RIGHT TO DEMAND TRIAL BY JURY IN ANY DISPUTE WITH LANDLORD ARISING UNDER OR RELATED TO THIS LEASE OR TENANT'S OCCUPANCY OF THE PREMISES.

         25.14 ATTORNEYS FEES. In the event of litigation relating to this Lease, the Court shall award the substantially prevailing party (as against the substantially non-prevailing party) any costs or reasonable attorneys fees incurred by the prevailing party in connection with such litigation.

         25.15 LANDLORD'S ACCESS. Upon not less than twenty-four (24) hours prior notice to Tenant, Landlord and Landlord's agents, representatives and designees shall have the right to enter the Premises during normal business hours as reasonably necessary or desirable to Landlord for the purpose of inspecting the same, showing the same to prospective purchasers, tenants, lenders or other transferees, making such alterations, repairs, improvements or additions to the Premises or to the Building as Landlord may deem necessary or desirable (provided, however, as to any alterations, improvements, or additions, such work by Landlord shall not materially adversely affect Tenant's use of Premises), or for any other reasonable purpose as Landlord may determine. No Notice shall be required for entry by Landlord in the event of an emergency. No sooner than six (6) months prior to the termination of the Lease Landlord may place in, on or about the Premises any "For Sale", or "For Lease" or similar signs, all without rebate of rent or liability to Tenant.

         25.16 AUCTIONS. Tenant shall not conduct any auction, liquidation sale, or going out of business sale in, on or about the Premises.

         25.17 MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subtenancies.

         25.18 CORPORATE AUTHORITY. If Tenant is a corporation or other business entity, each individual executing this Lease on behalf of said entity represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with a duly adopted resolution of the Board of Directors or other governing body of said entity or in accordance with the Bylaws or Operating Agreement of said entity, and that this Lease is binding upon said entity in accordance with its terms.

         25.19 SIGNS. Landlord may prescribe a uniform pattern of identification signs for tenants to be place on the outside of the doors leading into their respective premises, and other than such identification signs, Tenant shall not install, paint, display, inscribe, place or affix, or otherwise attach, any sign, fixture, advertisement, notice, lettering or direction on any part of the outside of the Building or in the interior or other portion of the Building without obtaining the prior written consent of the Landlord.

         25.20 BROKERS. The parties hereto acknowledge that the brokers named in Section 1.18 were the sole real estate brokers, McBride and Company, LLC representing Tenant and Colorado Group, Inc. represented Landlord, and that no commission from any other brokers arising out of the execution of this Lease.

         25.21 GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Tenant under this Lease.

         25.22 GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the State of Colorado.

         25.23 JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships or other business entity (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business entities shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business entity, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

         25.24 NO JOINT VENTURE. Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

         25.25    ADDITIONAL TRANSACTION SPECIFIC TERMS.

                  (a) DOCK MODIFICATIONS. This Lease is conditioned upon the proposed modifications to the loading dock of the Premises (as set forth in Exhibit D) being approved by the City of Louisville, Colorado. Tenant and Landlord shall cooperate in good faith in attempting to obtain such approvals as soon as practicable upon the execution hereof. All costs related to the dock modification, (including without limitation, engineering and architectural fees, permit and other governmental fees, and construction costs) shall be borne by Tenant and shall be paid by Tenant without regard to whether such approval is obtained within thirty (30) days of receipt of invoice therefor; provided, however, that Tenant shall not be responsible for the costs of such modification to the extent that such costs exceed $140,000.

                  (b) GUARANTEE. As more fully set forth in Exhibit C, Tenant's obligations under this Lease shall be fully and unconditionally guaranteed by Tenant's parent corporation, EMC Corporation.

                  (c) TENANT FINISH ALLOWANCE. As more fully set forth in Addendum 3 and 4, Landlord shall provide a Tenant Finish Allowance not to exceed Twenty-five Dollars ($25.00) per useable square foot of the demised Premises (Approximately 86,490 sq. ft. (Gross square footage less common areas) as verified by architect. Such tenant finish shall be provided for work previously approved by Landlord as defined in a mutually agreeable space plan for the Premises. Landlord shall engage its architect and contractor to provide construction drawings, cost estimates and complete construction of such improvements, the costs for which will be paid from the Tenant Finish Allowance established hereunder. Any costs beyond the Tenant Finish Allowance shall be paid within 30 days of receipt of an invoice therefor by Tenant. At the conclusion of Tenant's Work upon the Premises (as determined by written notice supplied by Tenant to Landlord), if there still exists any unused portion of the total Tenant Finish Allowance provided for herein, then, at Landlord's option, such unused portion shall be (i) abated against Tenant's Base Rent pro rata over a period up to the first twelve
                           (12) full months of the Lease following such written notice, or (ii) shall be applied to the payment of or for other improvements to the Premises to be or already paid for by Tenant, including, without limitation, loading dock modifications, cabling, or other improvements, fixtures or accessions. The determination of whether to apply such excess to any such improvement or in part to improvements and in part to rental abatement, shall be made in Landlord's discretion, so long as the full amount of such excess is applied to abatement and/or such improvements. Payment for or on account of any such improvements may be made directly to the supplier/contractor/vendor, or if already paid by Tenant, may be made directly to Tenant.

                           The Tenant Finish Allowance provided hereunder contemplates improvements beyond "Warm Shell" completion of the Premises by Landlord at Landlord's own expense. Such improvements by Landlord include completed Common Area improvements such as entries and four sets of multi-stall restrooms in the office tower portion of the building, as depicted on the Master Plan for the Property. Furthermore, such Warm Shell construction contemplates HVAC for a portion of the building, with Evaporative Cooling and Unit Heaters for the remaining portion of the building (as shown on mechanical drawings for the Premises), certain of which have yet to be installed. Should tenant desire to upgrade such systems prior to their installation, Tenant shall be provided with credit for such systems that are not installed and any excess cost shall be provided out of the Tenant Finish Allowance.

                  (d) COMPLETION OF COMMON AREAS. Common Areas of the Property shall be completed at Landlord's expense, except to the extent of improvements thereto requested specially by Tenant.

                  (e) ESTIMATED OPERATING EXPENSES. Triple Net Expenses for the Premises are currently estimated at $2.25 per sq. ft. for calendar year 2000, which amount includes real estate taxes, hazard insurance, common area maintenance and management. Such expenses do not include expenses to be paid directly by Tenant such as: gas and electric utilities; water, sewer and flood control; trash removal; janitorial; communications; and, phone services.

                  (f) SATELLITE DISH. Tenant shall be permitted to install on the roof a satellite dish; provided, however, Tenant shall be responsible for and shall repair in a workmanlike manner at Tenant's expense all roof or exterior wall penetrations, any resulting leaks or any other damage caused by or as a result of such installation. Such installation shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances and covenants. No such installation shall be permitted to the extent it would void any roof or structural warranty. Tenant acknowledges that any other provision herein notwithstanding, upon termination of Tenant's occupancy Landlord may require, at Tenant's expense, Tenant's removal of such dish and accompanying wiring and workmanlike restoration and repair of any damages resulting from such removal.

                  (g) PROFESSIONAL PROPERTY MANAGEMENT. The Tenant may self-manage the Premises or may hire a professional property manager to perform the property management for the Premises. All costs as a property manager (which costs are a "pass-through" under Section 4.2 and 6.2) shall be paid by and are the responsibility of the Tenant. Base Rent and Additional Rent in the form of property taxes and the costs of insurance, late charges, and any other expenses directly incurred by the Landlord which are Additional Rent shall be paid directly to Landlord by Tenant, but all other Additional Rent shall either be paid directly by the Tenant or shall be paid to the Tenant's professional property manager. The Tenant and any property manager hired by the Tenant agree to provide to the Landlord monthly reports of property management services provided by the Tenant or the property manager and an itemization of all expenses and costs incurred and paid in connection with that property management. Landlord has the right, but shall not be obligated to, inspect the Premises, upon reasonable notice to the Tenant. Landlord reserves the right to terminate the services of the

                           Tenant, as a self-manager, or the property manager, for failure to manage the Property in a quality manner consistent with standards for comparable quality properties in the geographic area and in a manner deemed acceptable to the Landlord, in the Landlord's reasonable discretion, and in accordance with recommendations of the Landlord's agents.

         The parties hereto have executed this Lease on page eight (8) hereof on the dates specified immediately below their respective signatures.





LANDLORD                                    TENANT


By: ___________________________             By:_____________________________

Title: ________________________             Title: _________________________

                                    EXHIBIT A


                                LEGAL DESCRIPTION









         Lots 4, 5, and 6, Block 5, Colorado Technological Center, First Filing, County of Boulder, State of Colorado.

                                    EXHIBIT B


                               PREMISES SITE PLAN

                                    EXHIBIT C


                                GUARANTY OF LEASE


         The Mills Family, LLC, a Colorado limited liability company ("Landlord") and McDATA Corporation, a Delaware corporation (as "Tenant"), entered into that certain Commercial Lease Agreement dated as of November ,1999, whereby Landlord leased to Tenant and Tenant leased from Landlord those certain premises commonly known as 1722 Boxelder Avenue, Louisville, Colorado. Landlord requires that EMC Corporation ("Guarantor) execute and deliver this Guaranty to Landlord.

         NOW, THEREFORE, in consideration for Guarantor's business affiliation with Tenant and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees as follows:

         1. Guarantor hereby absolutely, irrevocably and unconditionally guaranties for the benefit of Landlord and its successors and assigns until the Lease expiration date (three (3) years following the Commencement Date of the Lease), the full and timely performance of each and all of the terms, covenants and obligations of the Lease to be kept and performed by Tenant thereunder, including, without limitation, payment of all rent, expenses and charges payable by Tenant thereunder. If Landlord disposes of its interest in the Lease, "Landlord," as used in this Guaranty, shall mean Landlord's successors in interest and assigns. Guarantor's obligations hereunder shall not be assigned or delegated.

         2. No amendment to the Lease or any lease term extension shall be binding on Guarantor unless prior written approval has been made by Guarantor. Notwithstanding the foregoing, Guarantor waives approval of any amendment that Landlord and Tenant may agree to prior to or after Date of Occupancy under the Lease, provided any such amendment, singly or cumulatively with other amendments, does not result in increases to Base Rent or Additional Rent of $50,000 or more per year. In addition, no action which Landlord may take or omit to take in connection with the Lease and no course of dealing with Tenant or any other person (including, without limitation, any amendment or waiver of any provisions of the Lease or any settlement of any amount due under the Lease), shall relieve Guarantor's obligations hereunder, affect this Guaranty in any way, or afford Guarantor any recourse against Landlord. To the extent Guarantor's approval is required as to any amendment hereunder, notice thereof shall be provided by certified mail to:

                  EMC Corporation
                  David Streeter, Real Estate Department
                  35 Parkwood Drive
                  Hopkinton, MA 01748

and Guarantor shall respond within three (3) business days after receipt of such notice.

         3. Subject to the notice requirements in the Lease, Guarantor expressly waives notice of acceptance of this Guaranty, presentment for payment or performance of the Lease, nonpayment or nonperformance of the Lease, protest and notice of protest, demand, notice of dishonor, notice of any and all proceedings to collect amounts due under such agreements and to enforce any security given therefor, and diligence in collecting sums due under such agreements or any liability under this Guaranty. Guarantor further waives the following: (a) any defense by reason of any disability of Tenant; (b) any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution, subrogation or any other rights or remedies of Guarantor against Tenant, whether resulting from Landlord's election to exercise certain rights or remedies it may have against Tenant, or otherwise; and (c) any defense to the obligations of Guarantor under this Guaranty arising from any bankruptcy proceedings against Tenant, including, but not limited to, those arising from Landlord's exercise of its right to file a claim in such proceedings, or the exercise of any trustee's powers under Federal Bankruptcy Code Sections 364 and 365. Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant or the right to assert any defenses of Tenant under the Lease.

         4. In the event of any default in the performance of Tenant's obligations under the Lease, Landlord shall have the right to enforce its rights under this Guaranty and/or its rights against Tenant, in any order, it being agreed that all remedies available to Landlord under the Lease and this Guaranty shall be nonexclusive. Landlord may enforce its rights under this Guaranty without first proceeding against or joining Tenant or any other person, and without applying or enforcing any security for the Lease. Guarantor hereby waives any rights that Guarantor may have to compel Landlord to proceed against Tenant or against any security from Tenant or to participate in any such security.

         5. If Landlord is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, Landlord's reasonable attorney's fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or in enforcing this Guaranty against Guarantor.

         6. This Guaranty shall be construed and enforced in accordance with the laws of the State of Colorado. Guarantor hereby irrevocably consents to the jurisdiction of the State of Colorado, and agrees that any court of competent jurisdiction sitting in Boulder County, Colorado, shall be an appropriate and convenient place of venue, and shall be the sole place of venue, to resolve any dispute with respect to the Guaranty.

         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first written above.


                                      EMC Corporation
                                      (Guarantor)

                                      By:___________________________

                                      Name:_________________________

                                      Title:________________________

                                    EXHIBIT D


                               DOCK MODIFICATIONS

                                    EXHIBIT E


                          CORE AND SHELL SPECIFICATIONS

                              THE MILLS FAMILY, LLC
                         BUILDING "SHELL" SCOPE OF WORK
                             Outline Specifications


                     GENERAL BUILDING & SITE SPECIFICATIONS



LOCATION:                                         Lots 4, 5 & 6, Block 5
                                                  Colorado Technological Center
                                                  Louisville, Colorado

TWO STORY OFFICE/ONE STORY WAREHOUSE

BUILDING SIZE:  Total Building Area:              91,497 SF
                First Floor           8,261SF
                Second Floor          23,236SF

SITE SIZE:                                        233,151SF
SITE COVERAGE:                                    29.2%
PARKING SPACES PROVIDED:                          250 Spaces
PARKING RATIO:                                    2.74/1000 SF
LANDSCAPE COVERAGE:                               27.9%
EXTERIOR LOADING DOCKS: 48" RECESSED DOCK:        4 each
AT GRADE/DRIVE IN OVERHEAD DOORS (10'X 12)
  CONCRETE PAVING:                                5 each
CONCRETE PAVING:                                  6" truck/dock/trash aprons
                                                  4" Sidewalks
ASPHALT PAVING:                                   6" @ drives/dock area
                                                  5" @ parking area
UTILITIES:                                        3" Water Service with
                                                     11/2" Meter
                                                  8" Fire Service
                                                  4" sewer
TILT-UP CONCRETE WALL CONSTRUCTION
FOUNDATION SYSTEM:                                Pad Footings
SLAB ON GRADE:                                    6" thick
CONVENTIONAL STEEL FRAMING
ROOF SLOPE:                                       1/4" per 12"

BAY SIZE:             Warehouse                   37'0" x 34'8"
                      Office                      27'9" x 26'0"
OFFICE CLEAR HEIGHT:  Warehouse                   16'0"
                      First Floor Office          14'0"
                      Second Floor Office         10'0"
CEILING HEIGHT:       First Floor Office          9'6" to 12'0"
                      Second Floor Office         8'6" to 9'0"
ROOF INSULATION:                                  R-19
WALL INSULATION:                                  R-10
ELEVATOR/ADA ACCESSIBILITY                        One per second story (2 each)
AUTOMATIC FIRE SPRINKLER SYSTEM                   CLASS I - IV
ELECTRICAL SERVICE:                               2000 amps, 3-phase, 480 volt

DIVISION 1 - GENERAL REQUIREMENTS

-    Full time on-site Project Superintendent.

-    Project Management.

-    Construction Administration: Architect and Structural Engineer of Record.

- Temporary facilities including project office, storage and sanitary facilities.

- Temporary utilities including power, lighting, water, telephone and fax communication.

- Job-site safety program including weekly toolbox talks, personal protection review, and a minimum of detailed biweekly on site inspections performed by an independent safety inspector in strict accordance with OSHA standards.

-    Daily clean up including trash container/dumpster fees.

- Final cleaning of building including scrubbing and dust-proofing/sealing of the warehouse slab on grade, concrete pan stairs and landings; washing of all windows inside and out; wiping down of all doors, hardware, stair railings, elevator doors and cab finishes.

- As-built record drawings marked up by field personnel. One set of reproducible drawings to be provided upon request.

- Two sets of Owner Manual with copies of all building permits, inspection and test results, product literature, and operating and maintenance instructions.

- TWO-YEAR written General Contractors warranty in lieu of the customary one-year warranty.

DIVISION 2 - SITEWORK

EARTHWORK:

-    Clear and grub site.

- Install/maintain erosion control in accordance with State of Colorado NPDES requirements for a site over 5 acres. Prepare and submit Storm Water Management Plan to the State, and obtain permit on behalf of the Owner.

- Provide vehicle tracking pads and a crushed concrete parking/staging area to minimize mud tracking onto the street.

- Perform overlot grading and site cut/fills of approximately 8400 cubic yards of onsite material.

- Complete structural excavation for foundation pads/ tilt-up walls, retaining walls, etc.

- Scarify and moisture condition the subgrade a minimum of 8" underneath the perimeter pad footings and interior slab-on grade per Terracon soils report #25985281, dated October 30, 1999. Place and re-compact onsite moisture treated soils under the pad footings and slab on grade area, or at contractors option, import and place approximately 1 1/2 feet of structural fills underneath the pad footings, and 6"-12" underneath the interior slab-on-grade.

- Moisture-condition and utilize onsite soils for backfill of foundation and tilt-up walls.

- Demolition of existing city curb & gutter, and install three thirty-foot wide curb cuts.

SITE CONCRETE:

- Onsite sidewalks, steps and handicap ramps shall be 4" thick fiber-reinforced concrete.

- Onsite drive pans, curb chases, dock aprons and dock pad, trash pads and trash aprons shall be 6" thick fiber-reinforced concrete.

- Onsite curb and gutter shall be unreinforced. Two stamped patterned colored concrete patio areas complete with one picnic table each.

- Poured-in-Place concrete retaining walls complete with steel guardrail to provide four 48" deep exterior docks.

- Thirteen concrete light pole bases and twelve bollard light support pads are included.

- City concrete work to included 3 each thirty-foot wide, 10" thick fiber-reinforced concrete drives.

-    City sidewalk is excluded and is not required per the CTC Master Sidewalk
     Plan.

- All exterior concrete shall be cured with white-pigmented water based membrane curing compound.

- All exterior onsite and city concrete shall contain include 1-3% air-entrainment, and shall maintain a minimum of 3750psi concrete compressive strength.

ASPHALT:

- 5" full-depth asphalt paving in the automobile parking stalls south of the north building line.

- 6" full-depth asphalt paving in the circulation drives and all paving north of the north building line.

- Soils sterilant to be installed on the subgrade of asphalt paving to prevent/minimize organic growth.

-    Parking lot striping and handicap markings.

LANDSCAPING:

- Complete soil preparation including roto-tilling compost into the landscaped areas at a rate of 3 cubic yards per thousand square-feet.

- Furnish and install all plant materials per the City Council approved landscape plan including shrubs, deciduous and evergreen trees, perennial flowerbeds, native seed, and a 90% tall fescue/10% bluegrass blended sod.

- Design and submit to the City for approval an automatic irrigation system using a drip-system for all trees and shrubs, and sprinkler irrigation for sod areas. The native seed areas will include a temporary irrigation system until such time seeding takes full growth.

- Warranty all landscaping a minimum of twelve months or one full growing season cycle. Warranty to be extended to 24 months should the owner retain the original landscape subcontractor for yearly maintenance of the landscaping.

-    Furnish and install four bike racks.

SITE UTILITIES:

- Provide a 2" water tap in the street with a 2" copper water service to 5' outside the building footprint. This will provide maximum flexibility for future tenant needs by only having to purchase a 1 1/2" water tap with the shell construction, while maintaining the underground capacity for either a 1 1/2" or a 2" remote water meter. A 1 1/2" remote water meter has been provided.

-    Install an 8" fire service into the building fire riser room.

- Install two new fire hydrants. Install a 4" sanitary sewer service from the street to 5' outside the building footprint.

- Install two 18" diameter storm sewer taps, pipe and outlet structures at the detention pond. Install riprap run-down channel as designed.

- Install two 15" diameter storm sewer outlet pipes from each truck dock directly to each detention pond. Connect the interior roof drain system over the warehouse area directly into an inlet in each truck dock area to drain the roof area through the 15" pipe to the detention ponds.

- Provide concrete flowfill backfill material at all street cuts including a minimum of 9" full depth asphalt patch in the street per City of Louisville standards.

-    The owner will pay water and sanitary sewer tap fees direct.

TESTING/QUALITY ASSURANCE:

-    Field surveying and layout to be provided by a Registered Colorado
     Surveyor.

- Terracon, acting as an independent testing agency, will be retained by the contractor on behalf of the owner and contractor to take samples as needed for testing of soils compaction and moisture, concrete flatwork, and asphalt to assure quality control and that the specifications have been met.

- Test results will be forwarded directly to the owner, contractor's office and jobsite office trailer. Unless requested by the owner, sidewalks, curb and gutter, and the light pole bases will not be tested.

DIVISION 3 - CONCRETE FOUNDATIONS:

- Reinforced interior/exterior concrete pad footings designed with maximum soils bearing pressure of 2000psf, and a minimum of 600psf minimum dead load.

- Spread footings & poured-in-place retaining walls at the exterior loading docks.

- Concrete strength for foundation pads to be a minimum of 3000psi, 28 day, compressive strength.

- Sack and rub all poured-in-place concrete exposed to view prior to painting.

TILT-UP CONCRETE EXTERIOR WALLS:

- 71/4" reinforced concrete wall panels complete with reveals and insets to receive stone veneer after lifting.

- Concrete strength for tilt-up panels to be a minimum of 4000psi, 28 day, compressive strength.

- Rub and patch honeycombed areas, and grind/ patch imperfections caused by slab contraction control joints/joint filler prior to priming panels. Examine panels after priming and repair blemished areas prior to painting panels.

-    Patch forming and bracing holes in the slab-on-grade.

- Interior panel joint caulking and lifting device/bracing hole patching is excluded. These finishes will be completed, if necessary, in tenant finish phase should the tenant require the interior wall panels to be painted or finished.

SLAB ON GRADE:

- Office and warehouse slab shall be 6" thick, 4,000psi concrete reinforced with 6x6, W2.9 x W2.9 welded wire sheet fabric tied to support chairs. Concrete to be pumped and placed with a laserscreed to maximize flatness of slab for casting of the tilt-up panels.

- Slab to be soft-cut/sawcut following finishing as required to minimize cracking caused by shrinkage. Concrete dowels to be installed at all construction joints at approximately two-feet on center.

- A standard water based curing/bond breaker compound will be applied after finishing for curing purposes only.

SECOND STORY DECK:

- Mezzanine deck shall be 3" thick concrete, 3500psi concrete reinforced with 6x6, W1.9 x WI.9 welded wire fabric.

- Fill concrete steel pan steps and landings, and finish according to final exposed finish.

-    Concrete pumping and standard water based curing compound.

TESTING/QUALITY ASSURANCE:

- Concrete slump tests and cylinder samples will be taken in the field at the rate of one test per 50 cubic yards, or a minimum of one test per pour should the quantity be less than 50 cubic yards, to assure compliance with concrete mix design and performance specifications.

- Special inspections will be required by the uniform building code for tilt-up wall reinforcing.

DIVISION 5 - METALS

- Roof structure will be framed utilizing conventional steel tube columns, truss girders, bar joists and 1.5B roof deck.

- Wide-flange beams will be utilized to frame the stair and elevator floor openings, and the raised architectural roof features at the three entries.

- The mezzanine will be framed with tube steel columns, wide flange beams, bar joists and floor deck.

- Miscellaneous steel includes three steel canopies, roof deck support and mezzanine concrete screed angles, bearing plates, anchor bolts, elevator sill angles, roof frames for roof top units, swamp coolers, three roof hatch openings with one roof access ladder each.

- Four sets of interior steel pan stairs are included. The lobby stairs will be open to the second floor with an architectural handrail system being provided for the two main office stairs. The secondary access stairs will be installed in a drywall stairwell enclosure with standard wall mounted pipe rail handrail.

- Miscellaneous steel for the site includes four sections of guardrail on top of the dock ramp retaining walls, one 8" channel at each of the four dock slabs for future installation of an edge-of-dock leveler (based on tenant needs). 6" diameter x 7'0" long guard posts at the interior/exterior of the grade access overhead doors, and at the back of the trash enclosures. Two pair of steel framed trash enclosure access gates with roof decking as the sheeting for the trash company/dumpster access, and one single pedestrian gate per trash enclosure at the rear will be provided.

-    Steel erection and installation of above materials.

- Special inspections will be required for bolt and weld examination as required by the 1997 Uniform Building Code, and monies are included in estimate.

DIVISION 6 - CARPENTRY

- Backing and blocking material as required for elevator rails, handrails, restroom toilet partitions/accessories, restroom counters, and parapet cornice backing.

- Plywood decking over the metal roof deck at the entry architectural roof areas to provide attachment for the architectural metal roofing.

-    4' x 8' plywood phone board in the electrical room.

- Plastic laminated countertops with back-splash for each of the restroom counter mounted lavatories.

-    Carpentry labor for installation of above materials.

DIVISION 7 - THERMAL AND MOISTURE PROTECTION INSULATION:

- The perimeter of the site cast panels will be covered with a R-10 shrim-reinforced vinyl faced insulation from 10' above finished floor in the warehouse areas, and from the tenant selected acoustical ceiling height to the second floor and roof deck.

- The foundation will be insulated with a 2" closed-cell rigid insulation a minimum of two-feet below finished floor.

- The membrane roof will be insulated under the roof membrane with 2.6" of R-19 isocyanurate rigid insulation. The roof drainage will occur from sloping of the structural steel and polystyrene crickets at roof drain areas.

- The second-story office exterior metal stud wall framing on the north wall will be insulated with an R-13 foil-faced wall insulation. The stairwells, elevator equipment rooms, restroom walls and ceilings, electrical room, and fire riser room will be insulated with sound attenuation batts.

-    All other insulation to be installed during tenant finish.

ROOFING:

- The membrane will be 45-mil thick EPDM roofing membrane manufactured by Firestone or Goodyear, and shall be installed over the rigid insulation noted above. The membrane will be held down by rock ballast with a minimum of 15 lbs./SF of rock around the perimeter (as required for high wind areas), and I 0-lbs./SF minimum at the interior of same roof.

- The architectural metal roofing will be 24 gauge, 20-year Kynar-500 pre-finished painted standing seam panels in a standard color, applied over the plywood decking.

- The cornice material will be the same pre-finished Kynar-500 as the architectural roof. If a different color is desired by the owner, it will most likely require the material to be a Paint-loc or galvanealed material to be field painted to match.

-    Overflow scupper and miscellaneous flashing material.

- The roof and associated flashings shall carry a 15-year manufactures material warranty, with a two year subcontractors weathertightness labor warranty.

-    Three 2'6" x 3'0" Bilco S-20 roof hatches with safety extension posts.

- Approximately 320 roof pavers have been included to provide a landing pad at the roof hatch, and to provide access to the roof mounted equipment requiring service to minimize foot traffic directly on the roof membrane.

DIVISION 8 - DOORS, WINDOWS, GLAZING

Aluminum Storefront and Glazing:

- Exterior window and storefront entrance systems to be Southwest Aluminum with 50% Kynar-500 pre-finished metal in a custom color of the owner's choice. Kawneer Trifab II 451 Aluminum may be utilized if bronze or black color is selected, or a small additional cost may be incurred for standard colored frames.

- Storefront doors to be narrow style with 1/4" bronze or light gray tempered glass.

- Hardware will include offset pivot hinges, surface mount closures, panic exit devices, exterior pull handles, and threshold/door bottom sweeps.

- Glazing to be bronze or light gray 1" insulated thermally broken glazing units.

- A reflective type or heat mirror type glass will be used on the south and west exposures to minimize heat gain from these exposures.

-    Mirrors have been included over the counter in four pairs of restrooms.

DOORS AND HARDWARE:

- Hollow metal welded steel frames will be cast in the tilt-up concrete panels at the perimeter of the building as shown, including entrances into the fire riser and electrical service rooms. Insulated hollow metal doors will be installed at the building exterior.

- Hollow metal knock down steel frames/doors have been included for interior electrical room door, the elevator equipment room doors, the secondary stairwell upper/lower doors. The four sets of interior 1st and 2nd floor restroom doors can be hollow metal or stained wood doors.

- Hardware on exterior doors will include 11/2 pairs of NRP hinges, Sargent 9-line heavy-duty commercial-grade ADA accessible lever locksets, closures, thresholds, weather-stripping and door sweeps.

- The interior elevator equipment openings will be one-hour rated with associated hardware.

- The restrooms will be equipped with push/pull hardware complete with kick plates and closures.

- Locksets and storefront cylinders will be keyed alike to fit with the master keying. The tenant will be required to re-key to a sub-master key system.

OVERHEAD DOORS:

- Five 24 gauge, chain hoist manually operated steel sectional pre-finished sandwich insulated preengineered overhead doors with exterior/interior steel finish, slide lock, and high-lift track features. The doors will be painted to match the exterior finish.

DIVISI0N 9 - FINISHES

DRYWALL & METAL STUD FRAMING SYSTEMS:

- 3 5/8", 20 gauge metal studs @ 16"oc. will be installed at the north second-story office wall, the north side and knee walls at the architectural roof entry features to provide the exterior wall. These are the only exterior walls that are not tilt-up. The exterior will be finished with a stucco product.

- 3 5/8", 20 gauge metal studs @ 16"oc. will be installed for the interior room walls including the electrical/fire riser rooms, the elevator equipment rooms, four sets of men/women restrooms, and the north two stairwells. The elevator equipment room will be one-hour rated per code.

- The elevator shafts will be a shaft wall or like system with adequate support for the elevator rails.

-    The restroom ceilings will be framed with 6" metal studs at 24"oc.

- 5/8" type-x drywall will be utilized for all walls except the restroom walls, which will be green board as required for wet areas. The restroorn ceilings and exterior drywall will be exterior soffit board.

PAINTING:

- Exterior tilt-up and pour-in-place retaining walls will be primed with a Loxon or equal primer, and painted with one coat of a flat latex paint. A textured finish may be applied on the tilt-up panels south of the north two-story office line.

- Hollow metal doors/frames, trash enclosure gates, exterior bollards, bike racks, guardrails, and other ferrous metals shall be painted with two coats of oil enamel.

- Overhead doors will be painted with latex satin. Entrance canopies to be painted with flat latex.

- Interior drywall surfaces will be taped, sanded and ready for paint except at the interior of the elevator equipment rooms, the north stairwells, and four pairs of restrooms, which will be primed and painted with two coats of paint.

-    Stucco will be painted to match tilt-up.

STUCCO:

- An Exterior Insulation Finish System (E.I.F.S.) stucco will be installed over an exterior soffit board at the north office wall and closure at the north wall and knee walls of the architectural entry roof systems.

SYNTHETIC OR NATURAL FLAGSTONE:

- An allowance of $8.00/SF has been included for material/labor for the inlaid areas in the tilt-up wall panels.

CERAMIC TILE:

- An allowance of $8.00/SF of floor area and $7.50/SF of wall area has been included to provide a 2"x2" ceramic floor tile with a 6" ceramic base, and 4"4" wainscot tile to 4'4" per code has been included for 4-pairs of restrooms.

DIVISION 10 - SPECIALTIES TOILET PARTITIONS/ACCESSORIES:

- Five powder-coated, head-rail braced toilet partition compartments and one urinal screen have been provided for each of the four office-pairs of restrooms. Manufacturer to be Global Steel Products or equal.

- Stainless steel recessed toilet paper holders, combination toilet paper with sanitary waste compartments (women's), grab bars at handicap stalls, recessed paper towel/waste and liquid counter mount soap dispensers have been provided for in each restroom bank. Manufacturer to be Bradley or equal.

SIGNAGE:

- An allowance of $ 750.00 has been included for room identification signage including electrical room, fire riser room, elevator equipment rooms, the men's/women's restrooms, and the exterior building address on the building.

- An allowance $2,000.00 has been included for each monument sign foundation and base. Sign identification letters are excluded.


DIVISION 11 - EQUIPMENT


- One embedded channel at each exterior 48" dock-high loading dock for edge protection/future installation of Edge-of-Dock Leveler.

-    One pair of dock bumpers for each dock.

-    Knox box for fire department access.

DIVISION FOURTEEN - CONVEYING SYSTEMS

-    Two 2500 lb. capacity, two-stop, holeless jack hydraulic elevators.

-    Doors/jambs to be #4 satin or #8 polished stainless steel finish.

- Plastic laminate cab walls with stainless steel handrails and an upgraded down-light ceiling system. Flooring to be installed with tenant finish to match finishes.

- Each elevator will be supplied with a set of moving pads to protect the interior finishes during tenant moving operations. A 90-day maintenance contract is included with the base installation contract.

DIVISION 15 - MECHANICAL

PLUMBING SYSTEMS:

     SANITARY SEWER/ROOF DRAINAGE

     - Under floor 4" PVC sanitary sewer with clean-outs per code from 5'0" outside the building footprint, running the width of the building and tying into the fire riser room and four sets of restrooms. The sewer main will be installed a minimum of 24" deep to provide flexibility for future plumbing during tenant finish. Tenant finish plumbing will require cutting the slab to install, which cannot be avoided due to the unknown tenant requirements.

     -    Above floor NHCI cast iron waste/vent piping.

     - Above floor NHCI cast iron roof drain piping from 16 roof drains at the north warehouse/dock area tying into the exterior 15" dock storm sewer piping. Overflow will be by scuppers.

DOMESTIC WATER

- The 1 1/2" domestic water meter has been sized based on providing four sets of large restrooms in two story portion of building, four electric water heaters, thirteen floor drains, four showers adjacent to restroom banks, two janitor mop basins, two drinking fountains, eight swamp cooler hookups, and two exterior hose bibbs.

- The water service will be installed as a 3" from the street to 5'0" outside the building footprint as outlined in the Division Two for maximum flexibility for tenant improvements.

- Water piping from the 3" water service 5'0" outside building footprint to the 11/2" remote water meter with a backflow-preventor and pressure reducing-valve installed in the fire riser room.

-    Overhead I 1/2" copper water piping to each of four restroom banks.

-    1 1/2" irrigation stub

GAS PIPING

-    Piping to five separate meters to packaged rooftop units and unit heaters.

MECHANICAL SYSTEMS:

     HEATING AND COOLING

     - Heating and cooling at the rate of 350 SF/Ton for the second story offices. The footprint or the second-story has been projected downward to the first floor, with the same cooling capacity. A total of 60 tons of cooling has been anticipated for these areas with four 15-ton units.

     - Heating and cooling at the rate of 350 SF/Ton for the front 34'8" Bay of potential first floor offices between the office towers. A total of 18 tons of cooling has been anticipated at this area.

     - Each roof top unit will be equipped with VVT control capability. The units are installed on the roof with drops ducted to the first floor, and through the deck only at the second floor. Distribution will occur under the tenant finish stage.

     - Cabinet heaters at the three main entrances will be installed during the tenant finish stage.

     -    Electric heaters have been provided in each shower room.

     - Gas-fired unit heaters have been provided at the remaining warehouse/manufacturing areas to maintain a minimum of 55 degrees. An electric unit heater has been provided for the fire riser room.

     - Cooling in the warehouse/manufacturing areas have been anticipated with industrial-type swamp coolers. Mechanical relief venting is not included, and relief can be accomplished by opening overhead or mandoors.

     - The structural steel in the warehouse will be designed to accommodate the additional roof top units in the event they are required in the warehouse area.

     - Start up is included, however, balancing by a certified balance subcontractor will occur during the tenant finish phase.

     VENTILATION

     - Roof mounted exhaust has been anticipated for two upper/lower restroorn banks with time-clock controls

     - Ventilation for each of the elevator equipment rooms including one-hour fire/smoke dampers per code.

     FIRE SPRINKLER SYSTEM:

     - Automatic Fire Sprinkler System per NFPA 13 in the office areas for light hazard use. Design in warehouse area is in accordance with NFPA #231C for Class I-IV, storage height not to exceed 15'. Rack layout anticipates 8' minimum isles widths. In rack sprinklers are not required if above constraints are met.

     - Smoke and Heats venting has been provided per Article #81 of the Uniform Fire Code.

     - Drops will be installed with semi-recessed heads in the fire riser room, elevator equipment rooms, restrooms and stairwells.

DIVISION 16 - ELECTRICAL

     Main Service and Distribution Panels

     - 2000 amp 277/480 volt 3 phase electrical service with GFI main disconnect and bussed gutter.

     - 200 amp, 277/480-volt house panel, and 150 amp, 120/208-volt house panel.

     -    45 KVA step down transformer

     SITE ELECTRICAL

     - Secondary feeders from the transformer located on the west property line

     - Eleven each single head and two each double head 250 watt metal halide pole lights on twenty foot high light poles. Five each 250 watt metal halide shoebox cutoff wall packs at the truck dock loading areas.

     - Twelve 36" tall bollard lights, and ten decorative wall sconces at the front entry area.

     -    Control for exterior lighting to be photocell on, time clock off.

     - Two each 4" Telephone conduits from the west telephone pedestal to the telephone board.

     - Five each 120 volt GFI weatherproof duplex outlets (one at each monument sign and each double pole light).

     - One ground mounted 100-watt metal halide ground mounted fixture for each side of each monument sign.

     POWER

     -    Fourplex for telephone board and duplex for irrigation controller

     -    Two elevator hookups including shunt-trip breakers and per code.

     -    Fire riser flow/tamper switch hook up with exterior horn/strobe.

     - Ten roof top HVAC units, unit heaters, electric heaters in the shower areas, swamp coolers and ventilation fans. Power for VAV control boxes to be provided in the tenant finish phase.

     -    One GFI duplex outlet per bathroom and elevator equipment room.

     CONDUITS

     - Two 3" PVC underground power conduits and Two 2" phone conduits capped 6" above finished floor for future power and telephone shall buried to each elevator equipment room or janitor closet, and one 3" PVC and one 2" conduit to each warehouse restroom area; to provide future power/telephone for the upstairs office, downstairs office, and to each warehouse area. A total of six 3' and six 2" conduits have been provided.

     LIGHTING

     -    Fluorescent wrap lighting with switch control at each restroom.

     - Fluorescent lighting with switch control at rear stairwells, electrical and fire riser rooms, and the elevator pit and equipment rooms.

     -    No other interior lighting has been provided.

     FIRE ALARM

     - One addressable, expandable alarm panel with 16 homs/strobes. An addressable alarm panel will provide maximum flexibility for future tenant finishes, and will indicate by a specific address the location of the alarm in multiple tenant situations.

     - Hook up flow and tamper switches, and the fire/smoke dampers to the elevator equipment room.

     - Provide smoke and rat-of-rise detectors at the elevator shaft and elevator equipment room per code.

     - Hook up duct detectors at each roof top unit that exceeds 2000cfm per code.

     - Monthly monitoring including the dialer shall be the responsibility of the owner.

OWNER FEES TO BE PAID DIRECT

     -    Water Tap Fee         1 1/2" Meter    $31,300.00

     -    Irrigation Tap Fee    3/4" Meter      $9,000.00

     -    Sewer Use Fee         1 1/2" Meter    $15,600.00

     -    Public Service Fees

     -    US West Fees

     -    Builder's Risk Insurance

     -    Payment and Performance Bond

     -    Building Permit/Plan Check Fees/`Use Taxes

CLARIFICATIONS AND EXCLUSIONS

     -    De-watering

     -    Perimeter Drain

     - Over-excavation/rework of existing soils other than required for overlot grading

     - Over-excavation of unsuitable/contaminated soils or import/haul off other than specified above

     -    Street Lights

     -    Fire Extinguishers and/or cabinets

     -    Interior demising walls, smoke and heat vents, draft curtains

     -    Fire Pump

     -    Interior finishes other than specified

     -    Hard or soft surfaced path in railroad easement

                                    EXHIBIT F

                     ESTIMATED OPERATING EXPENSE BUDGET 2000


                                1722 Boxelder St.
                                       CTC
                                  2000 Estimate

           EXPENSE                                     COST PER SQ. FOOT

           Property Taxes                                      $ 1.29
           Hazard Insurance                                    $  .20

           ESTIMATED TOTAL                                     $ 1.49

All other operating expenses are to be paid directly by Tenant.

                                   ADDENDUM I

                 COMMENCEMENT DATE AND EXPIRATION DATE ADDENDUM


         Pursuant to paragraphs 1.7 and 3.2 of the Commercial Lease between The Mills Family, LLC, Landlord and McDATA Corporation, Tenant, the parties hereby certify that the Commencement Date under this lease shall be ___________, __, 2000 and, unless terminated or extended as provided in the lease, the Expiration Date of this lease shall be _____________, 2003.






LANDLORD                                        TENANT

The Mills Family, LLC                           McDATA Corporation
A Colorado Limited Liability Company



BY: ________________________________            BY: ____________________________

Title: _____________________________            Title: _________________________

                                   ADDENDUM 2

                               RECORDED COVENANTS